Exhibit 10.12

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this "**Agreement**"), is dated December 27, 2007 by and between Crimson Multimedia, Inc., a South Carolina corporation with its principal place of business at P.O. Box 1191, Clemson, South Carolina 29633 (the "**Seller**"), TableMAX Holdings, LLC, a California limited liability company with its principal place of business at 9100 Wilshire Boulevard, Suite 400W, Beverly Hills, California 90212 (the "**Buyer**"), and, solely with respect to **Sections 2.4, 2.5, 2.6, 6.2.3** and **Article 8** of this Agreement, Vegas Amusement, Inc., a South Carolina corporation with its principal place of business at 516 Hartwell Drive, Unit No. 1, Seneca, South Carolina 29672 ("**Vegas**").

RECITALS

WHEREAS, Vegas has developed an apparatus and associated processes (including an enclosure cabinet, specifications for certain electronic components, an operating system, a development platform, testing tools, and related software and firmware) for a multiplayer video gaming device for casino wagering that enables players to win a progressive jackpot on a bet features as part of one or more wagering games that may be played on the device, and which can be connected to a local or wide area network of such devices (collectively, the "**TableMAX Platform**");

WHEREAS, Vegas has obtained certain patents in the United States, owns certain copyrights, and has registered certain trademarks related to the TableMAX Platform;

WHEREAS, Vegas has previously granted the Seller a perpetual, exclusive license to develop software utilized in connection with and upon the TableMAX Platform (the "**Software Development Rights**");

WHEREAS, pursuant to the Software Development Rights, the Seller has previously entered into separate software development agreements with certain subsidiaries of the Buyer to develop and modify certain multimedia software programs, as required by regulatory bodies in certain jurisdictions, for the TableMAX Platform;

WHEREAS, the Buyer desires to acquire the Seller's Software Development Rights so that it may independently develop software utilized in connection with and upon the TableMAX Platform;

WHEREAS, the Buyer desires to acquire the Software Development Rights from the Seller and the Seller desires to sell such assets to the Buyer upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Buyer also desires to enter into the Cross License with Vegas, which agreement, including any associated payments, will be executed, and any related payments made, upon the closing of the transactions set forth herein; and

WHEREAS, prior to the date hereof, the Buyer delivered to Vegas a non-refundable fee of $25,000, and on the date hereof, the Buyer has delivered to Vegas a non-refundable fee in the amount of $175,000 (collectively, the "**Execution Fee**");

WHEREAS, the parties hereto desire that this Agreement, and the attached Exhibits, shall set forth their full and complete understanding of the terms and conditions under which the Seller shall sell and the Buyer shall acquire the Software Development Rights, and by which the Buyer will enter into the Cross License Agreement with Vegas.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, representations, warranties, conditions, consideration, and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1 Defined Terms

Terms defined in this **Section 1** shall have the same meaning throughout this Agreement. Defined terms may be used in the singular or plural.

Section 1.1 **"Agreement"** has the meaning ascribed to it in the preamble.

Section 1.2 **"Assignment Documents"** means the Assignment Agreement, including any other documents necessary to effectively transfer the Transferred Assets to the Buyer.

Section 1.3 **"Assignment Agreement"** means the Assignment and Assumption Agreement in the form attached hereto as Exhibit A.

Section 1.4 **"Assumed Liabilities"** means any ongoing liabilities related to the Transferred Assets.

Section 1.5 **"Buyer"** has the meaning ascribed to it in the preamble, provided, however, that for purposes of this Agreement, Buyer shall also include the proposed successor of TableMAX Holdings, LLC by merger in connection with TableMAX Holdings, LLC's proposed plan to become a public company pursuant to the Securities Act of 1933 prior to the Closing Date, so long as such successor entity owns substantially all of the assets of TableMAX Holdings, LLC following the proposed merger.

Section 1.6 **"Closing"** has the meaning ascribed to it in **Section 2.5**.

Section 1.7 **"Closing Date"** means the date on which the Closing occurs.

Section 1.8 **"Cross License"** means that certain Cross-License, between Vegas and the Buyer, dated as of the Closing Date, which amends and restates the current relationship between Vegas and the Buyer. The form of Cross License is attached hereto as Exhibit B.

Section 1.9 **"Encumbrances"** means and includes Taxes, security interests, mortgages, liens, pledges, charges, claims, conditions, easements, reservations, restrictions, clouds, equities, rights of way, options, community property rights, rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money, or any other restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

Section 1.10 **"Execution Fee"** has the meaning ascribed to such term in the recitals.

Section 1.11 **"Governmental Entity"** means any court, administrative agency or commission, or other governmental authority or instrumentality, domestic or foreign, federal, state or local.

Section 1.12 **"Law"** means any law, statute, treaty, rule, directive, regulation or Order of any Governmental Entity.

Section 1.13 **"Order"** means judgments, writs, decrees, compliance agreements, injunctions or orders of any Governmental Entity or arbitrator.

Section 1.14 **"Organizational Documents"** means (i) the articles or certificate of incorporation and the bylaws of a corporation; (ii) the partnership agreement and any statement of partnership of a general partnership; (iii) the limited partnership agreement and certificate of limited partnership of a limited partnership; (iv) the articles of organization or certificate of formation and operating agreement or limited liability company agreement of any limited liability company, (v) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (vi) any amendment to any of the foregoing.

Section 1.15 **"Permitted Encumbrances"** means (i) any Encumbrance for Taxes not yet due or delinquent or being contested in good faith by appropriate Proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Encumbrance arising in the ordinary course of business by operation of Law with respect to a liability that is not yet due or delinquent, and (iii) any

minor imperfection of title or similar Encumbrance which individually does not materially impair the value of the property subject to such Encumbrance or the use of such property in the conduct of the Seller's business.

Section 1.16 **"Person"** shall be construed broadly and include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity (or any department, agency or political subdivision thereof) and any and all officers, directors, and any other managers of the preceding.

Section 1.17 **"Proceeding"** means actions, audits, suits, claims, hearings, investigations, or legal or administrative or arbitration proceedings.

Section 1.18 **"Promissory Note"** means a promissory note in the principal amount of $4,800,000, with an interest rate of 8.0% per annum (with interest treated as accruing from December 27, 2007) and a maturity date of December 27, 2009. The Promissory Note will be in form attached hereto as Exhibit C, and will contain terms, including: (i) an interest rate per annum equal to (x) eight percent (8%); multiplied by (y) 730 divided by the number of days between the Closing Date and December 27, 2009; (ii) the first payment of accrued interest shall be due on December 27, 2008 and all remaining principal and interest shall be payable on maturity; and (iii) the full amount of the principal and any accrued but unpaid interest shall become immediately due if there is a transaction pursuant to which an unrelated third party acquires more than 80% of the assets or stock of the maker of the Promissory Note, whether by law, asset sale, merger, or stock sale, during the term of the Promissory Note.

Section 1.19 **"Purchase Price"** has the meaning ascribed to it in **Section 2.2**.

Section 1.20 **"Security Agreement"** means that certain security agreement, in the form attached hereto as Exhibit D, securing the payment of the Promissory Note or amounts otherwise owing to the Seller now or hereafter, granting the Seller a security interest in the Transferred Assets, and including in the case of any intellectual property rights in the Transferred Assets acquired by the Buyer.

Section 1.21 **"Seller"** has the meaning ascribed to it in the preamble.

Section 1.22 **"Software Development Rights"** has the meaning ascribed to it in the recitals.

Section 1.23 **"TableMAX Platform"** has the meaning ascribed to it in the recitals.

Section 1.24 **"Transferred Assets"** has the meaning ascribed to it in **Section 2.1**.

Section 1.25 **"Vegas"** has the meaning ascribed to it in the preamble.

Section 2 Purchase and Sale

Section 2.1 *Sale of Transferred Assets; Assumption of Liabilities.* Subject to the terms and conditions hereof, at the Closing, the Seller shall convey, assign, transfer and deliver to the Buyer, and the Buyer shall accept: (i) all of the rights of the Seller to the assets set forth in **Schedule A** attached hereto (the **"Transferred Assets"**); and (ii) all rights in all claims, causes of action, choses in action, rights of recovery, rights of set off and rights of recoupment (including any such item relating to the payment of any federal, state, or local tax), relating to or arising from the Transferred Assets. Subject to the terms and conditions hereof, at the Closing, the Buyer shall assume the Assumed Liabilities.

Section 2.2 *Purchase Price.* The consideration for the Transferred Assets consists of: (a) $5,300,000; plus (b) the assumption of the Assumed Liabilities (the **"Purchase Price"**).

Section 2.3 *Payment of Purchase Price.* At the Closing, the Buyer shall deliver to the Seller: (a) $500,000 in immediately available funds via wire transfer to an account designated by the Seller prior to the Closing; (b) the Promissory Note, duly executed by the Buyer.

Section 2.4 *Payment of the Cross License Fee.* At the Closing, the Buyer shall deliver to Vegas \$500,000, representing a total license fee (the "**License Fee**") of \$700,000 less the Execution Fee (representing (a) \$25,000 previously delivered by the Buyer to Vegas, and (b) \$175,000 payable from the Buyer to Vegas on the date of this Agreement).

Section 2.5 *Closing Deliveries.*

Section 2.5.1 At the Closing, the Buyer shall deliver to the Seller: (a) the Purchase Price (including the Promissory Note), in the manner set forth in **Section 2.3**; (b) the Assignment Agreement, duly executed by the Buyer; (c) the Security Agreement, duly executed by the Buyer; (d) an officer's certificate certifying that all representations and warranties of the Buyer are true and correct as of the Closing Date in all material respects; and (e) a certificate of the Secretary of the Buyer as to (i) the incumbency and signature of each officer of the Buyer executing documents in connection with the contemplated transactions, and (ii) the duly adopted unanimous resolutions or consents of the Buyer's board of directors authorizing the execution, delivery and performance of the transaction documents and the consummation of the contemplated transactions.

Section 2.5.2 At the Closing, the Seller shall deliver to the Buyer: (a) the Assignment Documents, duly executed by the Seller; and (b) the Security Agreement, duly executed by the Seller; (c) an officer's certificate certifying that all representations and warranties of the Seller are true and correct as of the Closing Date in all material respects; and (d) a certificate of the Secretary of the Seller as to (i) the incumbency and signature of each officer of the Seller executing documents in connection with the contemplated transactions, and (ii) the duly adopted unanimous resolutions or consents of the Seller's shareholders and board of directors authorizing the execution, delivery and performance of the transaction documents and the consummation of the contemplated transactions.

Section 2.5.3 At the Closing, the Buyer shall deliver to Vegas: (a) the remaining \$500,000 of the License Fee; and (b) the Cross License, duly executed by the Buyer.

Section 2.5.4 At the Closing, Vegas shall deliver to the Buyer the Cross License, duly executed by Vegas.

Section 2.6 *Closing.* The closing of the purchase and sale provided for herein (the "**Closing**") shall take place at the offices of Nelson Mullins Riley & Scarborough LLP, located at 201 17th Street, Suite 1700, Atlanta, Georgia 30363 at a time and date to be specified by the parties, which shall be no later than the third day after the satisfaction or waiver of the conditions set forth in **Section 6** (other than those that by their terms are to be satisfied or waived at the Closing), or at such other time, date and location as the parties hereto agree in writing.

Section 3 Representations and Warranties of the Seller

The Seller makes the following representations and warranties to the Buyer.

Section 3.1 *Corporate Existence.* The Seller is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of South Carolina.

Section 3.2 *Corporate Power and Authorization.* The Seller has the power, authority, and legal right to execute this Agreement and all other required agreements hereunder, to execute any instrument necessary to fully complete the terms of such agreements, and to otherwise perform all of its obligations hereunder. The execution, delivery, and performance of this Agreement, and all other agreements required hereunder, has been duly authorized by all necessary corporate or other similar action, including approval by the board of directors and the shareholders of the Seller. This Agreement has been and all other agreements required hereunder will be, prior to Closing, duly executed and delivered by the Seller and, assuming due and valid execution and deliveries by the parties hereto, constitute the legal, valid, and binding obligations of the Seller, enforceable against the Seller in accordance with their terms and

conditions, except as such enforcement may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, or other similar Laws now or hereafter in effect affecting creditors' rights generally, and by general principles of equity.

Section 3.3 *No Consents Required.* No permit, consent, approval or authorization of, or any notification of or filing with, any Person or Governmental Entity is required in connection with the execution and delivery by the Seller of this Agreement any other agreement required hereunder.

Section 3.4 *No Restrictions.* The execution and delivery of this Agreement and the other agreements required hereunder will not result in: (i) the breach of any contract to which the Seller is bound; (ii) the violation of the Organizational Documents of the Seller; or (iii) the violation of any statute, regulation, or governmental order by which the Seller is bound.

Section 3.5 *Intellectual Property.* The Seller represents and warrants to the Buyer that to the best of its knowledge (without having conducted or taken on any obligation to conduct any obligation or diligence): (i) the Seller is the sole and exclusive owner of the Transferred Assets; and (ii) there are no Encumbrances of any kind whatsoever, recorded or unrecorded, actual or contingent, on or applicable to the Transferred Assets, except for Permitted Encumbrances.

Section 3.6 *No Awareness of Breach of the Buyer's Representations.* To the current awareness of the Seller, there are no facts, events or occurrences which would cause the Buyer to be in breach of any of its representations or warranties contained in this Agreement.

Section 4 Representations and Warranties of the Buyer

The Buyer makes the following representations and warranties to the Seller.

Section 4.1 *Corporate Existence.* The Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of California.

Section 4.2 *Corporate Power and Authorization.* The Buyer has the power, authority, and legal right to execute this Agreement and all other required agreements hereunder, to execute any instrument necessary to fully complete the terms of such agreements, and to otherwise perform all of its obligations hereunder. The execution, delivery, and performance of this Agreement, and all other agreements required hereunder, has been duly authorized by all necessary corporate or other similar action. This Agreement has been and all other agreements required hereunder will be, prior to Closing, duly executed and delivered by the Buyer and, assuming due and valid execution and deliveries by the parties hereto, constitute the legal, valid, and binding obligations of the Buyer, enforceable against the Buyer in accordance with their terms and conditions, except as such enforcement may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, or other similar Laws now or hereafter in effect affecting creditors' rights generally, and by general principles of equity.

Section 4.3 *No Consents Required.* No permit, consent, approval or authorization of, or any notification of or filing with, any Person or Governmental Entity is required in connection with the execution and delivery by the Buyer of this Agreement any other agreement required hereunder.

Section 4.4 *No Restrictions.* The execution and delivery of this Agreement and the other agreements required hereunder will not result in: (i) the breach of any contract to which the Buyer is bound; (ii) the violation of the Organizational Documents of the Buyer; or (iii) the violation of any statute, regulation, or governmental order by which the Buyer is bound.

Section 4.5 *No Awareness of Breach of the Seller's Representations.* To the current awareness of the Buyer, there are no facts, events or occurrences which would cause the Seller to be in breach of any of its representations or warranties contained in this Agreement.

Section 5 Post-Closing Covenants of the Buyer

Section 5.1 *No Assignments or Encumbrances*. The Buyer covenants that it will not assign, transfer, or encumber in any manner, and will not exercise any right to assign, transfer, or encumber in any manner, the Transferred Assets until it has completely satisfied all amounts due and payable under the Promissory Note.

Section 5.2 *Notice of Organizational Changes*. The Buyer covenants (a) that it will not, without providing at least ninety (90) days prior written notice to the Seller, change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, and (b) if the Debtor does not have an organizational identification number and later obtains one, the Debtor will forthwith notify the Secured Party of such organizational identification number.

Section 6 Conditions to Closing

Section 6.1 *Conditions to the Buyer's Obligations*. The Buyer's obligations to consummate the transactions hereunder are subject to the satisfaction or waiver of the following conditions at or prior to Closing:

Section 6.1.1 There shall be no final, nonappealable Order preventing the transactions contemplated hereby.

Section 6.1.2 The Buyer shall have received the deliveries set forth in **Sections 2.5.2 and 2.5.4**.

Section 6.2 *Conditions to the Seller's Obligations*. The Seller's obligations to consummate the transactions hereunder are subject to the satisfaction or waiver of the following conditions at or prior to Closing:

Section 6.2.1 There shall be no final, nonappealable Order preventing the transactions contemplated hereby.

Section 6.2.2 The Seller shall have received the deliveries set forth in **Section 2.5.1**.

Section 6.2.3 Vegas shall have received the deliveries set forth in **Section 2.5.3**

Section 7 Termination

Section 7.1 *Right to Terminate*. This Agreement may be terminated prior to the Closing Date as follows:

Section 7.1.1 At the election of the Seller, if any one or more of the conditions to Seller's obligations to close has not been fulfilled as of March 31, 2008 (the "**Expiration Date**");

Section 7.1.2 At the election of the Buyer, if any one or more of the conditions to its obligations to close has not been fulfilled as of the Expiration Date;

Section 7.1.3 At the election of the Seller or the Buyer, if any Proceeding is commenced against the consummation of the Closing and the Seller or the Buyer, as the case may be, reasonably and in good faith deem it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof; or

Section 7.1.4 By mutual written consent of the Seller and the Buyer.

Buyer shall have the right to extend the Expiration Date for up to three monthly periods by paying extension fees (the "**Extension Fees**") as follows: (i) Buyer may extend the Expiration Date to April 30, 2008 by paying Vegas an Extension Fee of $25,000 on or before March 31, 2008; (ii) Buyer may further extend the Expiration Date from April 30, 2008 to May 31, 2008 by paying Vegas an additional

Extension Fee of $50,000 on or before April 30, 2008; and (iii) Buyer may further extend the Expiration Date from May 31, 2008 to June 30, 2008 by paying Vegas a final Extension Fee of $100,000 on or before May 31, 2008. All Extension Fees shall be non-refundable upon payment; provided, however, that if the Closing occurs, the Extension Fees shall be applied to the initial principal amount of the Promissory Note. By way of example, if Buyer extends the Closing Date to May 31, 2008, a total of $75,000 shall have been paid to Seller, and at Closing, the principal amount of the Promissory Note shall be $4,725,000.

Section 7.2 *Effect of Termination*. If this Agreement is terminated pursuant to **Section 6.2** above, this Agreement shall become void and of no further force and effect, except for the provisions of this **Section 6.3** and **Section 8**; provided, however, that each of the Buyer, the Seller and Vegas acknowledge that, upon either party's termination of this Agreement, Vegas shall be entitled, as compensation for its time and effort, and not as a penalty, to retain the Execution Fee.

Section 8 Miscellaneous

Section 8.1 *Further Assurances*. The Seller shall execute and deliver or cause to be executed and delivered such further instruments and take such other action as the Buyer may require to more effectively carry out the transfer of the Transferred Assets and related obligations, and the consummation of any other matters contemplated by this Agreement.

Section 8.2 *Terms and Captions*. The term "Agreement" as used herein, as well as the terms "herein," "hereof," "hereunder" and the like shall mean this Agreement in its entirety. The captions and section headings hereof are for reference and convenience only and do not enter into or become part of the context. All pronouns, singular and plural, masculine, feminine or neuter, shall mean and include the Person to which they relate as the context may require.

Section 8.3 *Severability*. In the event that any term, covenant, condition, agreement, section, or provision hereof shall be deemed invalid or unenforceable by a court of competent and final jurisdiction in the premises, this Agreement shall not terminate or be deemed void or voidable, but shall continue in full force and effect and there shall be substituted for such stricken provision a like but legal and enforceable provision which most nearly accomplishes the intention of the parties hereto.

Section 8.4 *Notices*. All notices, requests, demands, and other communications hereunder shall be deemed to have been duly given if in writing and sent by hand or reliable overnight delivery, telecopier (receipt confirmed), or certified or registered mail, postage prepaid, to the appropriate address indicated below or such other address as may be given in a notice sent to the other parties hereto.

In the case of the Buyer, to:

Mr. Ronald Altbach, Chairman
TableMAX Holdings, LLC
9100 Wilshire Boulevard, Suite 400W
Beverly Hills, California 90212

with a copy of all notices sent to:

Mr. Robert Kory, Esq.
Law Office of Robert B. Kory
9300 Wilshire Blvd.,
Suite 200
Beverly Hills, California 90212

In the case of the Seller, to:

Mr. Jamey Kennedy

Crimson MultiMedia, Inc.
PO Box 1191
Clemson, South Carolina 29633

with a copy of all notices sent to:

Mr. Lloyd Farr
Nelson Mullins Riley & Scarborough LLP
Atlantic Station
201 17th Street, NW
Suite 1700
Atlanta, Georgia 30363

Section 8.5 *Governing Law and Venue*. This Agreement shall be governed, construed, and enforced in accordance with the laws of the State of South Carolina without regard to its conflict of law principles. Venue for all purposes shall be deemed to lie within the County of Oconee in the State of South Carolina.

Section 8.6 *Counterparts*. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Section 8.7 *Binding Effect*. This Agreement shall be binding upon and shall inure to the benefit or detriment of the parties hereto and their respective heirs, personal representatives, permitted successors and assigns.

Section 8.8 *Assignment*. No party hereto may assign any of its rights, duties or obligations under this agreement without the prior written consent of the other parties hereto and any attempt to do so shall be null and void and of no force and effect upon the non-consenting parties.

Section 8.9 *Entire Agreement; Modification of Agreement*. This Agreement embodies the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all prior oral or written agreements between the parties with respect to said subject matter. No amendment or modification of this Agreement shall be valid or binding upon the parties hereto unless made in writing and signed by each of the parties hereto.

Section 8.10 *No Third Party Beneficiaries*. The Seller, the Buyer and Vegas are the only parties to this Agreement and nothing in this Agreement is intended to create a benefit in favor of, or an obligation to, any other Person.

[Signatures on Following Page]

IN WITNESS WHEREOF, each of the parties hereto have executed this Purchase and Sale Agreement as of the date first above written.

TableMAX Holdings, LLC, a California limited liability company	**Crimson Multimedia, Inc.,** a South Carolina corporation
By: ______________________	By: ______________________
Name: ______________________	Name: Jamey Kennedy
Title: ______________________	Title: ______________________

Solely with respect to **Sections 2.4, 2.5, 2.6, 6.2.3 and Article 8.**

Vegas Amusement, Inc.,
a South Carolina corporation

By: ______________________

Name: Jamey Kennedy

Title: ______________________

Schedule A

Transferred Assets

1. Worldwide Exclusive Software Development License Agreement dated 27th of December, 2007 by and between Vegas Amusement, Inc. and Crimson Multimedia, Inc., a copy of which is attached hereto as Exhibit E.

IN WITNESS WHEREOF, each of the parties hereto have executed this Purchase and Sale Agreement as of the date first above written.

TableMAX Holdings, LLC,
a California limited liability company

By: [signature]

Name: Ronald Altbach

Title: Executive Chairman

Crimson Multimedia, Inc.,
a South Carolina corporation

By: ______________________

Name: Jamey Kennedy

Title: ______________________

Solely with respect to **Sections 2.4, 2.5, 2.6, 6.2.3 and Article 8.**

Vegas Amusement, Inc.,
a South Carolina corporation

By: ______________________

Name: Jamey Kennedy

Title: ______________________

IN WITNESS WHEREOF, each of the parties hereto have executed this Purchase and Sale Agreement as of the date first above written.

TableMAX Holdings, LLC,
a California limited liability company

By: ______________________

Name: ______________________

Title: ______________________

Crimson Multimedia, Inc.,
a South Carolina corporation

By: [signature]

Name: Jamey Kennedy

Title: President

Solely with respect to **Sections 2.4, 2.5, 2.6, 6.2.3 and Article 8.**

Vegas Amusement, Inc.,
a South Carolina corporation

By: [signature]

Name: Jamey Kennedy

Title: President

Exhibit A

Assignment Agreement

(see attached)

ASSIGNMENT AND ASSUMPTION AGREEMENT

WHEREAS, Crimson Multimedia, Inc., a South Carolina corporation with its principal place of business at P.O. Box 1191, Clemson, South Carolina 29633 (the "**Seller**") and TableMAX Holdings, LLC, a California limited liability company with its principal place of business at 9100 Wilshire Boulevard, Suite 400W, Beverly Hills, California 90212 (the "**Buyer**") are parties to that certain Purchase and Sale Agreement dated as of December 27, 2007 (the "**Purchase Agreement**"). Capitalized terms used herein and not otherwise defined shall have the respective meanings given to such terms in the Purchase Agreement. All terms and conditions of, and all representations, warranties, covenants and agreements relating to, the transactions contemplated by the Purchase Agreement are set forth in the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration received by Seller from Buyer:

ASSIGNMENT AGREEMENT

Seller hereby sells, transfers, conveys, assigns, and delivers to Buyer, its successors and assigns, to have and to hold forever, all rights, titles and interests in and to the Transferred Assets, together with all associated goodwill, wheresoever located, provided that the Transferred Assets are conveyed "AS IS, WITH ALL FAULTS" with no express or implied warranties except for the warranty of title and all of the other representations and warranties included in the Purchase Agreement. Seller will retain and not transfer, and Buyer will not purchase or acquire, all of its assets other than the Transferred Assets.

ASSUMPTION AGREEMENT

Buyer acknowledges due receipt of this Assignment and Assumption Agreement and from and after the Closing Date, Buyer assumes the Assumed Liabilities of Seller. Seller will retain and not transfer, and Buyer will not assume or be liable for, any liabilities other than the Assumed Liabilities.

The parties may execute this Assignment and Assumption Agreement in two or more counterparts (none of which need contain the signatures of all of the parties), each of which will be an original and which together will constitute one and the same instrument.

Seller hereby constitutes and appoints Buyer, its successors and assigns, as the true and lawful attorney in fact of Seller in connection with the transactions contemplated by this instrument, with full power of substitution, in the name and stead of Seller but on behalf of and for the benefit of Buyer, its successors and assigns, to demand and receive any and all of the Transferred Assets hereby conveyed, assigned, and transferred or intended so to be, and to give receipts and releases for and in respect of the same and any part thereof, and from time to time to institute and prosecute, in the name of Seller, for the benefit of Buyer, its successors and assigns, any proceeding at law, in equity, or otherwise, which Buyer or its successors or assigns reasonably deem proper in order to collect or reduce to possession or endorse any of the

Transferred Assets, and to all acts and things in relation to the Transferred Assets which Buyer or its successors or assigns deem desirable. Notwithstanding the foregoing, Buyer acknowledges and agrees that the Transferred Assets remain subject to certain covenants and agreements, including covenants restricting the further transfer of the Transferred Assets, as set forth in the Purchase Agreement or any agreements attached as exhibits thereto.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of _______________ ___, 2008.

TableMAX Holdings, LLC, a California limited liability company	**Crimson Multimedia, Inc.,** a South Carolina corporation
By:___________________________	By:___________________________
Name:_________________________	Name: Jamey Kennedy
Title:__________________________	Title:__________________________

<u>**Exhibit B**</u>

Cross License

(see attached)

CROSS-LICENSE AGREEMENT

_________________ _____, 2008

This Cross-License Agreement (this "**Agreement**") is effective as of the date first above written (the "**Effective Date**") by and between Vegas Amusement, Inc., a South Carolina corporation with its principal place of business at 516 Hartwell Drive, Unit No. 1, Seneca, South Carolina 29672 ("**Vegas**"), and TableMAX Holdings, LLC., a California limited liability company with its principal place of business at 9100 Wilshire Boulevard, Suite 400W, Beverly Hills, California 90212 ("**TMH**"). Crimson Multimedia, Inc., a South Carolina Corporation with its principal place of business at P.O. Box 1191, Clemson, South Carolina 29633 ("**Crimson**") shall be a party to this Agreement for purposes of **Section 2.2, Section 15.7**, and to the extent necessary to enforce the provisions of **Section 14.2.1** and **Section 14.2.2.**

RECITALS

Recitals 1 Novacor (Pty) Ltd., a South Africa corporation affiliated with Vegas, has previously assigned all its rights, title, and interest in the TableMAX Platform (defined below) to Vegas.

Recitals 2 TMH is the parent of TableMax North America, LLC ("**TMNA**") and TableMax International, LLC ("**TMIntl**"), each a California limited liability company, and each with its principal place of business at 9100 Wilshire Boulevard, Suite 400W, Beverly Hills, California 90212.

Recitals 3 Vegas has developed an apparatus, including an enclosure cabinet (the "**Enclosure Platform**"), and associated processes for a multiplayer video gaming device, including specifications for certain electronic components, for casino wagering that enables players to win a progressive jackpot on a bet featured as part of one or more wagering games that may be played on the device, and which can also be connected to a local or wide area network of such devices (together with the Enclosure Platform, the "**Hardware Platform**"); Vegas has also developed an operating system known as the VOS.Net Framework, a hardware interface known as the VOS Card firmware loaded on the main circuit board in the Hardware Platform, a development platform, testing tools, and related software and firmware which taken together enable the creation, development, and operation of multimedia software programs on the Hardware Platform (the "**Software Platform**", and together with the Hardware Platform, the "**TableMAX Platform**").

Recitals 4 Vegas has obtained certain patents in the United States related to the TableMAX Platform, as set forth in **Exhibit A** (the "**Patents**"), owns copyrights in the Software Platform, and has registered certain trademarks related to the TableMAX Platform, as set forth in **Exhibit B** (the "**Marks**").

Recitals 5 Vegas has previously entered into that certain International Exclusive Manufacturing, Marketing, and Distribution License Agreement dated March 1, 2005 with TMIntl, granting TMIntl a perpetual, exclusive license to manufacture, market, distribute, lease, sell, and operate the TableMAX Platform, practice the Patents, and use the Marks in the International Territory (such agreement the "**TMIntl Platform Agreement**").

Recitals 6 Vegas has previously entered into that certain North America Exclusive Manufacturing, Marketing, and Distribution License Agreement dated March 1, 2005 with TMNA, granting TMNA an exclusive license to manufacture, market, distribute, lease, sell, and operate the TableMAX Platform, practice the Patents, and use the Marks in the North America Territory (such agreement the "**TMNA Platform Agreement**").

Recitals 7 Crimson has previously entered into that certain International Software Development and License Agreement dated March 1, 2005 with TMIntl, pursuant to which Crimson agreed to modify the

Developed Software Games (as defined below in **Recitals 11**) as required by regulatory bodies in the different jurisdictions comprising the International Territory, develop additional multimedia software programs for the TableMAX Platform at the direction of TMIntl, and granted TMIntl the exclusive license to market, lease, distribute, and sublicense the Developed Software Games in compiled, object code form in the International Territory (the "**TMIntl Software Agreement**").

Recitals 8 Crimson has previously entered into that certain North America Software Development and License Agreement dated March 1, 2005 with TMNA, pursuant to which Crimson agreed to modify the Developed Software Games as required by regulatory bodies in the different jurisdictions comprising the North America Territory, develop additional multimedia software programs for the TableMAX Platform at the direction of TMNA, and granted TMNA the exclusive license to market, lease, distribute, and sublicense the Developed Software Games in compiled, object code form in the North America Territory (the "**TMNA Software Agreement**").

Recitals 9 Vegas has previously entered into that certain Worldwide Exclusive Software Development Licensing Agreement with Crimson, granting Crimson a perpetual, exclusive license to develop all software utilized in connection with and upon the TableMAX Platform (the "**Software Development Rights**").

Recitals 10 TMIntl and TMNA have acquired rights to certain games for which they have licensed the underlying intellectual property related to the rules of play, as set forth in **Exhibit C** (the "**TM Games**"); Vegas has rights to certain games for which it owns or has licensed the underlying intellectual property related to the rules of play, as set forth in **Exhibit D** (the "**Vegas Games**", and collectively, the "**Games**").

Recitals 11 Crimson has developed (i) multimedia software programs to enable players to play the TM Games, as set forth in **Exhibit E** (the "**Developed TM Software Games**") and (ii) multimedia software programs to enable players to play the Vegas Games, as set forth in **Exhibit F** (the "**Developed Vegas Software Games**", and collectively the "**Developed Software Games**").

Recitals 12 Pursuant to that certain Assignment and Assumption Agreement dated as of the date hereof with TMH, Crimson is transferring and assigning all of its rights, title, and interest in the Software Development Rights to TMH for consideration in cash and a promissory note (the "**Sale of the Software Development Rights**").

Recitals 13 Vegas has disclosed the majority of the source code of the Software Platform for the version of the TableMAX Platform known by TMH as the Model D TableMAX (the "**Model D**"), and as approved by Gaming Laboratories International through letters issued on September, 2007, to certain members of the TMH team for review and analysis pursuant to a confidentiality agreement substantially in the form as set forth in **Exhibit G** (the "**Source Code Confidentiality Agreement**").

Recitals 14 Pursuant to that certain Assignment and Assumption Agreement dated as of this date hereto with Vegas, Crimson is transferring and assigning all of its rights, title, and interest in certain Games and Developed Software Games to Vegas for consideration in cash.

Recitals 15 The parties, their affiliates, and predecessors in interest desire to amend, restate, and consolidate the agreements between them, including (i) the TMIntl Platform Agreement, (ii) the TMNA Platform Agreement, (iii) the TMIntl Software Agreement, and (iv) the TMNA Software Agreement into this single Agreement.

TERMS OF AGREEMENT

In furtherance of the above goals, and in consideration of the mutual covenants contained in this Agreement and other valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows:

Section 1 Defined Terms

Terms defined in this **Section 1** shall have the same meaning throughout this Agreement. Defined terms may be used in the singular or plural.

Section 1.1 **"Agreement"** has the meaning ascribed to it in the first paragraph.

Section 1.2 **"Caribbean Territory"** shall mean the area running from Florida westward along the Gulf coast, then south along the Mexican coast through Central America and then eastward across the northern coast of South America. The Caribbean Territory shall include all islands and countries within the Caribbean Sea (including the islands of (i) the archipelago of the West Indies, (ii) the Bahamas, (iii) Bermuda, (iv) the Turks and Caicos, (v) the Greater, Lesser, and Netherland Antilles, and (vi) Trinidad and Tobago), Bermuda, and cruise ships operating within the Caribbean Territory as defined herein. The Caribbean Territory shall not include any of the coastline running from Florida westward along the Gulf coast, then south along the Mexican coast through Central America and then eastward across the northern coast of South America, nor shall it include Margarita Island, Venezuela or Cancun, Mexico. Notwithstanding anything else to the contrary, the Caribbean Territory shall also include areas without the Caribbean Territory, but solely to the extent necessary to service cruise ships operating within the Caribbean Territory. For the avoidance of doubt, the Caribbean Territory shall not include locations such as by way of illustration and not limitation, Miami, Baton Rouge, Cancun or Caracas; however, the Caribbean Territory would include any cruise ship that may enter into or disembark from any of these locations.

Section 1.3 **"Closing"** shall mean the closing of the sale of the Software Development Rights by Crimson of TMH pursuant to terms of the Assignment and Assumption Agreement dated of even date herewith, which the parties have agreed shall occur on or before March 31, 2008, unless otherwise extended in writing by mutual agreement of the parties.

Section 1.4 **"Confidential Information"** has the meaning ascribed to it in **Section 13.1.**

Section 1.5 **"Crimson"** has the meaning ascribed to it in the first paragraph.

Section 1.6 **"Developed Software Games EULA"** shall mean the end user license agreement for the Developed Software Games as set forth in **Exhibit I.**

Section 1.7 **"Developed TM Software Games"**, **"Developed Vegas Software Games"**, and **"Developed Software Games"** have the meanings ascribed to them in **Recitals 11.**

Section 1.8 **"Effective Date"** has the meaning ascribed to it in the first paragraph.

Section 1.9 **"Enclosure Platform"** has the meaning ascribed to it in **Recitals 3.**

Section 1.10 **"Escrow Agent"** has the meaning ascribed to it in **Section 5.4.**

Section 1.11 **"Force Majeure Event"** has the meaning ascribed to it in **Section 15.5.**

Section 1.12 **"Games"** has the meaning ascribed to it in **Recitals 10.**

Section 1.13 **"GLI"** has the meaning ascribed to it in **Section 5.4.**

Section 1.14 **"Hardware Platform"** has the meaning ascribed to it in **Recitals 3.**

Section 1.15 **"Indemnitor"** and **"Indemnitee"** have the meanings ascribed to them in **Section 11.3.**

Section 1.16 **"Initial License Fee"** has the meaning ascribed to it in **Section 8.1.1.**

Section 1.17 **"Initial Term"** has the meaning ascribed to it in **Section 14.1**.

Section 1.18 **"International Territory"** shall mean multiplayer video gaming devices for the gaming industry worldwide, except for the United States, Canada, and the Caribbean Territory.

Section 1.19 **"IP Rights"** shall mean collectively all inventions, trade secrets, know-how, devices, processes, methods, techniques, plans, machines, and associated intellectual property rights, whether owned or licensed, whether or not patentable or protectable, and which are directly incorporated in or exclusively related to a specific subject or object.

Section 1.20 **"Manufacturing Data Pack"** has the meaning ascribed to it in **Section 5.1.**

Section 1.21 **"Marks"** has the meaning ascribed to it in **Recitals 4.**

Section 1.22 **"Model D"** has the meaning ascribed to it in **Recitals 13.**

Section 1.23 **"North America Territory"** shall mean multiplayer video gaming devices for the gaming industry in the United States (excluding Kentucky) and Canada.

Section 1.24 **"Owed Party"** and **"Owing Party"** have the meanings ascribed to them in **Section 9.1.**

Section 1.25 **"Patents"** has the meaning ascribed to it in **Recitals 4.**

Section 1.26 **"Sale of the Software Development Rights"** has the meaning ascribed to it in **Recitals 12.**

Section 1.27 **"SEC"** has the meaning ascribed to it in **Section 13.7.**

Section 1.28 **"Software Development Rights"** has the meaning ascribed to it in **Recitals 9.**

Section 1.29 **"Software Platform"** has the meaning ascribed to it in **Recitals 3.**

Section 1.30 **"Source Code Confidentiality Agreement"** has the meaning ascribed to it in **Recitals 13.**

Section 1.31 **"TableMAX Platform"** has the meaning ascribed to it in **Recitals 3.**

Section 1.32 **"TableMAX Platform API"** shall mean an application program interface document, to be delivered upon the Closing, that will facilitate the development of software programs for the TableMAX Platform utilizing the Software Platform and/or direct low level access to the Hardware Platform and components therein.

Section 1.33 **"TableMAX Platform EULA"** shall mean the end user license agreement for the TableMAX Platform as set forth in **Exhibit H.**

Section 1.34 **"Term"** has the meaning ascribed to it in **Section 14.1.**

Section 1.35 **"TM Games"** has the meaning ascribed to it in **Recitals 10.**

Section 1.36 **"TMH"** has the meaning ascribed to it in the first paragraph.

Section 1.37 **"TMIntl"** has the meaning ascribed to it in **Recitals 2.**

Section 1.38 **"TMIntl Platform Agreement"** has the meaning ascribed to it in **Recitals 5.**

Section 1.39 **"TMIntl Software Agreement"** has the meaning ascribed to it in **Recitals 7.**

Section 1.40 **"TMNA"** has the meaning ascribed to it in **Recitals 2.**

Section 1.41 **"TMNA Platform Agreement"** has the meaning ascribed to it in **Recitals 6.**

Section 1.42 **"TMNA Software Agreement"** has the meaning ascribed to it in **Recitals 8.**

Section 1.43 **"Trade Secret"** has the meaning ascribed to it in **Section 13.1.**

Section 1.44 **"Vegas"** has the meaning ascribed to it in the first paragraph.

Section 1.45 **"Vegas Games"** has the meaning ascribed thereto in **Recitals 10.**

Section 1.46 **"Worldwide Territory"** shall be the North America Territory plus the International Territory.

Section 2 Termination and Release

Section 2.1 *Termination and Release between Vegas and TMH.* TMH, on behalf of TMIntl and TMNA and for itself as successor in interest to TMIntl and TMNA, and Vegas (i) release each other from any covenants, representations, warranties, rights, and obligations created under the TMIntl Platform Agreement and TMNA Platform Agreement, (ii) cease and terminate such agreements in totality with neither TMH nor Vegas having any further obligations under the TMIntl Platform Agreement and the TMNA Platform Agreement other than as set forth in this Agreement, and (iii) grant a full and final release and discharge to the other of any right or claim of any nature whatsoever, past, present or future it may have against the other relating to, directly or indirectly, such agreements, except as set forth in this Agreement.

Section 2.2 *Termination and Release between Crimson and TMH.* TMH, on behalf of TMIntl and TMNA and for itself as successor in interest to TMIntl and TMNA, and Crimson (i) release each other from any covenants, representations, warranties, rights, and obligations created under the TMIntl Software Agreement, and TMNA Software Agreement, (ii) cease and terminate such agreement in totality with neither TMH nor Crimson having any further obligations under the TMIntl Software Agreement and TMNA Software Agreement other than as set forth in this Agreement, and (iii) grant a full and final release and discharge to the other of any right or claim of any nature whatsoever, past, present or future it may have against the other relating to, directly or indirectly, such agreements, except as set forth in this Agreement. Crimson's obligations under this Agreement are limited to this **Section 2.2** and to the extent necessary to enforce the provisions of **Section 14.2.1** and **Section 14.2.2**; its other rights and obligations towards TMH are set forth in agreements related to the Sale of the Software Development Rights.

Section 3 Licenses

Section 3.1 *Licenses from Vegas to TMH.*

Section 3.1.1 *License for TableMAX Platform.*

Section 3.1.1.1 *North America Territory.* Subject to the terms of this Agreement, including termination as provided for in this Agreement, Vegas hereby grants to TMH a perpetual, exclusive license to practice the Patents, use the TableMAX Platform API, and exploit Vegas's IP Rights in the TableMAX Platform (whether now existing or in the future developed) within the North America Territory in order to use, copy, manufacture, market, lease, sell, and otherwise distribute the Enclosure Platform and the TableMAX Platform, each as a whole; *provided, however*, that the Software Platform may only be copied and distributed in object code form on the Hardware Platform pursuant to the TableMAX Platform EULA. TMH may not exercise its rights hereunder towards components of the Enclosure Platform or the TableMAX Platform, meaning that TMH may, for example, distribute its own hardware and software platform on the Enclosure Platform, but it may not distribute the Software Platform by itself or on an alternate Hardware Platform. Except as expressly set forth in this **Section 3.1.1.1** for the North America Territory, Vegas reserves all rights to the source code, copyrights, and other IP Rights in the Enclosure Platform, TableMAX Platform, and TableMAX Platform API, but Vegas shall not claim any ownership in any programs or applications that TMH develops independently using the

TableMAX Platform API. TMH may sublicense the rights granted to it under this **Section 3.1.1.1** to others.

Section 3.1.1.2 *International Territory*. Subject to the terms of this Agreement, including termination as provided for in this Agreement, Vegas hereby grants to TMH a perpetual, exclusive license to practice the Patents, use the TableMAX Platform API, and exploit Vegas's IP Rights in the TableMAX Platform (whether now existing or in the future developed) within the International Territory. Except as expressly set forth in this **Section 3.1.1.2** for the International Territory, Vegas reserves all rights to the source code, copyrights, and other IP Rights in the TableMAX Platform, but Vegas shall not claim any ownership in any programs or applications that TMH develops independently using the TableMAX Platform API. TMH may sublicense the rights granted to it under this **Section 3.1.1.2** to others.

Section 3.1.2 *License for Developed TM Software Games*. Subject to the terms of this Agreement, including termination as provided for in this Agreement, Vegas hereby grants to TMH a perpetual, exclusive, royalty-free license to use, copy, market, lease, sell, and otherwise distribute the Developed TM Software Games within the Worldwide Territory; *provided, however*, that they may only be copied and distributed in object code form, pursuant to the Developed TM Software Games EULA, and solely and exclusively for use on the Enclosure Platform and/or the TableMAX Platform. Except as expressly set forth in this **Section 3.1.2** for the Worldwide Territory, Vegas reserves all rights to the source code, copyrights, and other IP Rights in the Developed TM Software Games (excluding rights to the TM Games, other than as provided in this Agreement), but Vegas shall not claim any ownership in any programs or applications that TMH develops independently using the TableMAX Platform API, including any software version of the TM Games independently developed by TMH in the future. TMH may sublicense the rights to the Developed TM Software Games granted to it under this **Section 3.1.2** to others.

Section 3.1.3 *License for Developed Vegas Software Games*. Subject to the terms of this Agreement, including termination as provided for in this Agreement, Vegas hereby grants to TMH a perpetual, exclusive license to use, copy, market, distribute, and lease the Developed Vegas Software Games within the Worldwide Territory; *provided, however*, they may only be copied and distributed in object code form, pursuant to the Developed Vegas Software Games EULA, and solely and exclusively for use on the Enclosure Platform and/or the TableMAX Platform. Except as expressly set forth in this **Section 3.1.3**, Vegas reserves all rights to the source code and copyrights in the Developed Vegas Software Games, but Vegas shall not claim any ownership in any programs or applications that TMH develops independently using the TableMAX Platform API. TMH may offer the Developed Vegas Software Games by lease only, not by sale or otherwise. TMH may sublicense the rights to the Developed Vegas Software Games granted to it under this **Section 3.1.3** to others.

Section 3.1.4 *License for Marks*. Subject to the terms of this Agreement, including termination as provided for in this Agreement, Vegas hereby grants to TMH a perpetual, exclusive license to use the Marks and additional trademarks that may be developed, acquired, or licensed to Vegas for or related to the TableMAX Platform within the Worldwide Territory (i) on manufactured devices and apparatuses of the Enclosure Platform or the TableMAX Platform, each as a whole, and (ii) on packaging, promotional and advertising material associated therewith. TMH may not exercise its rights hereunder towards components of the Enclosure Platform or the TableMAX Platform, meaning that TMH may, for example, use the Marks on a manufactured device of the Enclosure Platform containing a separate hardware and software platform, or of the complete TableMAX Platform, but it may not use the Marks on a manufactured device containing only the Software Platform on an alternate hardware platform. Except as expressly set forth in this **Section 3.1.4**, Vegas reserves all rights to the Marks and additional trademarks that may be developed, acquired, or licensed to Vegas for or related to the TableMAX Platform. TMH may sublicense the rights to the Marks granted to it under this **Section 3.1.4** to others.

Section 3.2 *Licenses from TMH to Vegas.*

Section 3.2.1 *License for TM Games.* Subject to the terms of this Agreement, including termination as provided for in this Agreement, TMH hereby grants to Vegas a perpetual, exclusive license to TMH's IP Rights in the TM Games within the Caribbean Territory to use, practice, operate, market, distribute, and lease the TM Games, including any software developed based on such games, solely and exclusively for use on the Enclosure Platform and/or the TableMAX Platform. Vegas may offer the TM Games by lease only, not by sale or otherwise. Vegas may sublicense the rights to the TM Games granted to it under this **Section 3.2.1** herein to others.

Section 4 Limited Warranty and Limitations of Liability

Section 4.1 *Limited Warranty and Limitations of Liability.* Vegas provides the TableMAX Platform in accordance with the limited warranty and subject to the limitations of liability set forth in the TableMAX Platform EULA. Vegas provides the Developed Software Games in accordance with the limited warranty and subject to the limitations of liability described in the Developed Software Games EULA. Under no circumstance does Vegas warrant or represent that either the TableMAX Platform or the Developed Software Games will be uninterrupted, error-free, or free of any viruses.

Section 5 Manufacturing Data Packs and Development Process

Section 5.1 *Manufacturing Data Pack.* The parties acknowledge delivery by Vegas to TMH and its Utah manufacturing facility of the majority of the diagrams, plans, schematics, blueprints, testing tools, supplier lists, specifications, and all related details, including alterations to accommodate differing player tracking hardware and harnessing connections required to connect to external devices and systems, required to enable TMH to manufacture, distribute, operate, service, and debug the TableMAX Platform, known by TMH as the Model D TableMAX, approved by Gaming Laboratories International through letters issued on September [___], 2007 (the "**Manufacturing Data Pack**"). The parties acknowledge that each party may independently improve the Manufacturing Data Pack and separately produce other Manufacturing Data Packs in the future.

Section 5.2 *Updates to Manufacturing Data Pack.* TMH shall endeavor in good faith to update the Manufacturing Data Pack for improvements related to the design, engineering, operation, and manufacturing and production processes of the TableMAX Platform. The parties agree that TMH shall be the holder and repository for such Manufacturing Data Packs, and TMH shall promptly provide Vegas with all information related to any improvements, modifications, and updates in order to comply with Vegas's quality assurance rights set forth in **Section 6** below.

Section 5.3 *Responsibility for Regulatory Approval.* TMH shall have the right, in its sole discretion and at its own expense, to pursue and obtain approval for the TableMAX Platform with the applicable gaming authorities in every regulated jurisdiction within the Worldwide Territory that it intends to manufacture, market, lease, sell, or otherwise distribute the TableMAX Platform. TMH shall have the right, in its sole discretion and at its own expense, to pursue and obtain approval for the Developed Software Games with the applicable gaming authorities in every regulated jurisdiction within the Worldwide Territory that it intends to manufacture, market, lease, sell, or otherwise distribute each such game. Vegas shall have the right, in its sole discretion and at its own expense, to pursue and obtain approval for the TableMAX Platform with the applicable gaming authorities in every regulated jurisdiction within the Caribbean Territory that it intends to manufacture, market, lease, sell, or otherwise distribute the TableMAX Platform. Vegas shall have the right, in its sole discretion and at its own expense, to pursue and obtain approval for the Developed Software Games with the applicable gaming authorities in every regulated

jurisdiction within the Caribbean Territory that it intends to manufacture, market, lease, sell, or otherwise distribute each such game.

Section 5.4 *Source Code*. The parties acknowledge that Vegas has submitted the source code for the Model D to Gaming Laboratories International ("GLI"), and that such source code was approved by GLI through letters issued in September, 2007. The parties also acknowledge that Vegas has disclosed the majority of the approved source code for the Software Platform for the Model D to certain members of the TMH team for review and analysis pursuant to the Source Code Confidentiality Agreement.

Section 5.5 *Expenses*. Each party shall bear its own costs in the regulatory approval process as described above. Notwithstanding the foregoing, TMH shall pay all submission fees to GLI in order to conform with GLI regulations regarding the party submitting a Game for approval.

Section 6 Quality Assurance

Section 6.1 *Standards*. The devices, apparatuses, and media manufactured and offered by TMH, any of its employees, agents, affiliates, or sublicensees shall be of sufficiently high quality to meet the standards of the casino gaming industry within each applicable jurisdiction in the Worldwide Territory.

Section 6.2 *Right to Approve*. Prior to the broad manufacture, sale, lease, or other distribution of any version of any device, apparatus, or media using the Marks, or containing the Enclosure Platform and/or TableMAX Platform, TMH or any of its employees, agents, affiliates, or sublicensees, as applicable, shall submit to Vegas for quality approval (i) a prototype of a completed, manufactured unit, and (ii) one set of the promotional materials to be used for the promotion, sale, and marketing of such units. Within 10 business days, Vegas shall in good faith approve or disapprove in writing such use of the Marks, Enclosure Platform and/or TableMAX Platform on such manufactured units and promotional materials. Vegas shall be deemed to have approved the submitted materials if it fails to respond within the 10 business day period. If Vegas disapproves the submitted materials, it must provide specific reasons for such disapproval in writing. The person or entity submitting the materials may then resubmit them for approval following resolution of the issues raised by Vegas. Such person or entity shall repeat the submission of promotional materials for quality approval at least once each calendar year.

Section 7 Other Covenants

Section 7.1 *TMH Exclusivity*. Subject to the terms of this Agreement, Vegas shall not license the practice of the Patents, use of the Marks, or the exploitation of Vegas's IP Rights in the TableMAX Platform, Vegas Games, and Developed Software Games to any third party in the Worldwide Territory, or to any third party that intends to offer products based on such rights within the Worldwide Territory. Vegas shall not itself, and will not directly or indirectly encourage or assist any third party in offering products based on such rights in the Worldwide Territory, and shall use its reasonable efforts in good faith to cause such activity of any third party to cease.

Section 7.2 *Vegas Exclusivity*. Subject to the terms of this Agreement, TMH shall not license the exploitation of TMH's IP Rights in the TM Games to any third party in the Caribbean Territory, or to any third party that intends to offer products based on such rights within the Caribbean Territory. TMH shall not itself, and will not directly or indirectly encourage or assist any third party in offering products based on such rights in the Caribbean Territory, and shall use its reasonable efforts in good faith to cause such activity of any third party to cease.

Section 7.3 *TM Games and Vegas Games*. TMH covenants that it will not exploit its rights to the TM Games or Vegas Games and/or other rights granted under this Agreement to develop games or multimedia software programs for any software or hardware platform that does not include, at a minimum, the Enclosure Platform.

Section 7.4 *Right to Purchase.* TMH shall ensure that its agreements with its suppliers and manufacturers contain provisions that permit Vegas to purchase for the Caribbean Territory (net of any applicable volume or other discounts, rebates, offsets, and deductions) manufacturing services, components, parts, and completed units related to the TableMAX Platform.

Section 7.5 *Compliance.* Each party shall faithfully comply with its obligations under this Agreement and shall incorporate the terms, conditions, obligations, and restrictions required by this Agreement in contracts with third parties, including, but not limited to, all sublicense agreements entered into by such party with any third party.

Section 7.6 *Attribution.* Each party agrees to acknowledge, note, and recognize, where applicable, the respective registered trademark ownership interests of the other party or the licensors of such marks, including on any marketing, software products, and other materials or products offered or distributed by each party. The jurisdictions in which Vegas has registered the Marks are as set forth on **Exhibit B.**

Section 8 Fees and Royalties

Section 8.1 *Fees and Royalties to Vegas.*

Section 8.1.1 *Initial License Fee.* TMH shall pay Vegas an initial license fee of U.S. $700,000 (the "**Initial License Fee**") as follows: (i) $25,000 which the parties agree has been recently paid to Vegas by TMH prior to the December, 2007; (ii) $175,000 which was paid by TMH to Vegas on December 27, 2007; and (iii) the entire remaining balance due at Closing. Further explanation of the fee structure is set forth in the Purchase and Sale Agreement between Crimson and TMH dated December 27, 2007, including the non-refundable nature of the $200,000 which has been paid to Vegas as set forth above.

Section 8.1.2 *Royalty for TableMAX Platform and related Marks.* During the Term, TMH shall also pay to Vegas a royalty of U.S. $1,000 for each device, apparatus, or media on which TMH, any of its employees, agents, affiliates, or sublicensees (i) uses, distributes, installs, copies, or duplicates all or part of the Enclosure Platform, TableMAX Platform, the TableMAX Platform API, or any component or subcomponent therein, (ii) practices the Patents, (iii) uses the Marks, or (v) otherwise exploits Vegas's IP Rights in the TableMAX Platform. Vegas acknowledges that a royalty will not be due from TMH under this **Section 8.1.2** for TMH's use of the non-stylized "TableMAX" mark in the ordinary course of business to identify TMH as a company, for example, on copyright notices. For the avoidance of doubt, the parties intend this royalty obligation to attach to distribution of the TableMAX Platform as described above, and not to the use of the Marks on marketing materials or for other incidental uses related to distribution of the TableMAX Platform.

Section 8.1.3 *Royalty for Vegas Games and Developed Vegas Software Games.* During the Term, TMH shall also pay to Vegas a royalty of U.S. $250 per month for each device, apparatus, or media on which TMH, any of its employees, agents, affiliates, or sublicensees uses, practices, plays or operates a Vegas Game within the Worldwide Territory, and whether such game is played using a Developed Vegas Software Game or otherwise.

Section 8.2 *Fees and Royalties to TMH.*

Section 8.2.1 *Royalty for TM Games.* During the Term, Vegas shall pay to TMH a royalty of U.S. $150 per month for each device, apparatus, or media on which Vegas, any of its employees, agents, affiliates, or sublicensees uses, practices, plays, or operates a TM Game within the Caribbean Territory, and whether such game is played using a Developed TM Software Game or otherwise.

Section 9 Payments, Reports, Inspection, and Audit

Section 9.1 *Payments*. Except for the Initial License Fee, each party shall calculate the payments it owes to another party under this Agreement (the "**Owing Party**") on a monthly basis, and make all payments due within 30 days of the close of each month to the party owed such payment (the "**Owed Party**") at the addresses set forth in **Section 15.7** or such other address designated by each party. Neither party shall offset any payments it owes to the other party against payments it expects to receive from such party. Any breach of this **Section 9.1** by a party shall be deemed to be a material breach of this Agreement by the breaching party.

Section 9.2 *Reports*. Each Owing Party shall submit a report with each payment that provides all reasonably necessary information for the Owed Party to account for and compute the correct amount of payment for the period.

Section 9.3 *Inspection and Audit*. Each Owed Party shall have the right, upon reasonable notice, during normal business hours, and for a reasonable period of time, to retain an independent, certified public accountant to inspect and audit the records of the prior two years of an Owing Party for the sole purpose of verifying and validating any reports submitted by such party. Each party may only exercise such right twice within any calendar year with respect to an Owing Party. The Owed Party exercising such right shall pay all costs related to the inspection and audit, unless upon the conclusion of such inspection and audit, the Owing Party and the Owed Party agree that there is a discrepancy between the amounts paid and the amounts due of greater than 5% of the amount due, in which case the Owing Party shall pay such costs. The certified public account shall keep all records obtained pursuant to the inspection and audit in the strictest confidence, except as necessary to report to the Owed Party on the accuracy of any report.

Section 10 Representations and Warranties

Section 10.1 *Organization; Validity*. Each party represents and warrants to the other party that (i) it is a corporation duly organized and in good standing under the laws of its jurisdiction of incorporation; (ii) it has the necessary corporate and other power and authority to enter into and perform under this Agreement; (iii) that entry into and that performance under this Agreement shall contravene no rights or entitlements of, nor constitute the breach, of any obligations to, third parties; (iv) that it has taken all actions required under the laws under which it is incorporated and by its by-laws, Operating Agreement, articles or shareholder agreements in order for this Agreement to be a legally binding obligation; and (v) that this Agreement is valid and enforceable in accordance with its terms, except as may be limited by the laws of bankruptcy, insolvency or similar laws.

Section 10.2 *Solvency*. Each party represents and warrants that as of the Effective Date, it is solvent and has paid substantially all of its third party creditors.

Section 10.3 *Approval of Vegas Shareholders*. Vegas represents and warrants that the plan of transactions between Vegas, Crimson, and TMH described hereunder and the allocation of proceeds related to such transactions have been full disclosed to and approved by its stockholders at a duly called stockholder meeting.

Section 10.4 *Vegas Intellectual Property*. Vegas represents and warrants to TMH as of the Effective Date that to the best of its knowledge (without having conducted or taken on any obligation to conduct any investigation or diligence) and belief, and except for the rights and licenses otherwise described in this Agreement:

Section 10.4.1 Vegas is the sole and exclusive owner of the TableMAX Platform, the Patents, the Manufacturing Data Pack, the Marks, and, in each case, the applicable IP Rights thereto, in the Worldwide Territory.

Section 10.4.2 Except for the rights (i) owned by TMH, its affiliates, or predecessors in interest, or other third parties to the underlying IP Rights in the Games, and (ii) the rights previously granted to Nat West, LLC by Crimson, the Developed Software Games will be original and will not infringe upon any U.S. or Canadian patent, copyright, trade secret, know-how, or other proprietary right of others in the Worldwide Territory.

Section 10.4.3 Vegas owns or has licensed sufficient rights to the IP Rights in the Vegas Games to grant the rights described in **Section 3.1.3** to TMH.

Section 10.4.4 There are no liens, mortgages, licenses, or other encumbrances of any kind whatsoever, recorded or unrecorded, actual or contingent, on or applicable to the Software Platform, the Manufacturing Data Pack, the Patents, the Marks, the Vegas Games, the Developed Software Games, and, in each case, the applicable IP Rights thereto.

Section 10.4.5 There are no claims, suits, demands, proceedings, or other causes of action by any third party with respect to the TableMAX Platform, the Manufacturing Data Pack, the Patents, the Marks, the Vegas Games, the Developed Software Games, and, in each case, the applicable IP Rights thereto.

Section 10.5 *TMH Intellectual Property*. TMH represents and warrants to Vegas as of the Effective Date that to the best of its knowledge (without having conducted or taken on any obligation to conduct any investigation or diligence) and belief, and except for the rights and licenses otherwise described in this Agreement:

Section 10.5.1 TMH owns or has licensed sufficient IP Rights in the TM Games to grant the rights described in **Section 3.2.1** to Vegas.

Section 10.5.2 Except as set forth on **Schedule 10.5.2**, there are no liens, mortgages, licenses, or other encumbrances of any kind whatsoever, recorded or unrecorded, actual or contingent, on or applicable to the Software Development Rights, the TM Games, and, in each case, the applicable IP Rights thereto.

Section 10.5.3 There are no claims, suits, demands, proceedings, or other causes of action by any third party with respect to the Software Development Rights, the TM Games, and, in each case, the applicable IP Rights thereto.

Section 10.6 *No Awareness of Breach*. Each of the parties represents that to its current awareness, there are no facts, events, or occurrences which would cause the other party to be in breach of any of such other party's representations and warranties contained in this Agreement.

Section 10.7 *Disclaimer for Unprotected Intellectual Property*. Notwithstanding anything to the contrary in this Agreement, Vegas does not represent or warrant that any of its unpatented, undocumented, or unprotected, technical information or IP Rights in the TableMAX Platform or Developed Software Games will be free of claims of infringement of the intellectual or proprietary rights of any third party, and Vegas shall have no liability arising out of such IP Rights, in connection with, or as a result of this Agreement, whether on warranty, contract, negligence or otherwise. However, Vegas agrees to reasonably cooperate in the defense of TMH for any such claim.

Section 11 Indemnification

Section 11.1 *Indemnification by Vegas*. Vegas shall indemnify TMH and its customers, employees, agents, affiliates, and sublicensees for, and hold them harmless from, any loss, expense (including reasonable attorney's fees), damage or liability arising out of any award or recovery finally assessed by a court of competent jurisdiction and specifically resulting from:

Section 11.1.1 Vegas's practice, operation, marketing, distribution, and/or leasing of the TM Games under the licenses conferred pursuant to this Agreement; and

Section 11.1.2 Vegas's breach of any of its representations and warranties in **Section 10**, but only if it is finally determined that Vegas breached such representation or warranty.

Section 11.2 *Indemnification by TMH.* TMH shall indemnify Vegas and its customers, employees, agents, affiliates, and sublicensees for, and hold them harmless from, any loss, expense (including reasonable attorney's fees), damage or liability arising out of any award or recovery finally assessed by a court of competent jurisdiction and specifically resulting from:

Section 11.2.1 TMH's use, copy, manufacture, marketing, leasing, selling, and/or distribution of the TableMAX Platform under the licenses conferred pursuant to this Agreement; and

Section 11.2.2 TMH's practice, operation, marketing, distribution, and/or leasing of the Developed Software Games under the licenses conferred pursuant to this Agreement; and

Section 11.2.3 TMH's breach of any of its representations and warranties in **Section 10**, but only if it is finally determined that TMH breached such representation or warranty.

Section 11.3 *Procedure for Indemnification.* In the event any claim is made upon either Vegas as described in **Section 11.1** or upon TMH as described in **Section 11.2**, the party to be indemnified (the "**Indemnitee**") shall immediately notify the indemnifying party (the "**Indemnitor**"). The Indemnitor shall have the right to control the defense of such claim with counsel of its choice and shall bear all cost and expense of such defense. The Indemnitee shall allow the Indemnitor to control the defense of such claims, shall cooperate as reasonably necessary in the defense of any such claim at the expense of the Indemnitor, and may participate in the defense with counsel of its choice at Indemnitee's cost. If the Indemnitor fails to vigorously defend Indemnitee, Indemnitee may assume such defense with counsel of its own choice, but may not in any event settle, adjust, compromise, or accept any liability or obligation on behalf of Indemnitor.

Section 12 Right to Protect and Prosecute.

Section 12.1 *Licensee Party's Right to Prosecute.* For any license granted to a party under **Section 3**, the licensee party shall have the right, at its sole expense, to raise, institute, and prosecute lawsuits, and claims in the name of the licensor party (if required by law, otherwise, in the name of the licensee party) against third parties for infringement of the licensor party's IP Rights. In connection with any such suit or proceeding, subject to the licensee party's obligation to reimburse the licensor party for its expenses directly related to any such suit or proceeding, the licensor party shall fully and promptly cooperate and assist the licensee party in connection with any such suit. The licensee party shall promptly reimburse the licensor party for said suit-associated direct expenses upon presentation of the licensor party's itemized statement therefor. All damages, awards, and settlement proceeds in such suit shall be the property of the licensee party. Vegas hereby grants TMH a special power of attorney couple with an interest solely for the purpose of joining Vegas as a party plaintiff in patent infringement suits against third parties, if any, infringing the Patents.

Section 12.2 *Licensor Party's Right to Prosecute.* If the licensee party, after notice from the licensor party of an alleged infringement or misappropriation by a third party shall fail to institute suit within 90 days, the licensor party, in its own name (or, if required by law, in its and the licensee party's name) and at its own expense, may sue therefor. In connection with any such suit or proceeding, subject to the licensor party's obligation to reimburse the licensee party for its expenses directly related to any such suit or proceeding, the licensee party shall fully and promptly cooperate and assist the licensee party in connection with any such suit. The licensor party shall promptly reimburse the licensee party for said suit-

associated direct expenses upon presentation of the licensee party's itemized statement therefor. All damages, awards, and settlement proceeds in such suit shall be the property of the licensor party's.

Section 12.3 *Cooperation, Further Assurances, and Reimbursement.* Upon the request by a party (licensor party or licensee party) bringing a suit against an infringing third party, the other party shall execute all papers, testify on all matters, and otherwise cooperate in every way necessary and desirable for the prosecution of any such lawsuit. The party bringing the suit shall reimburse the other party for the expenses, excluding attorney's fees, incurred as a result of such cooperation.

Section 13 Nondisclosure

Section 13.1 *Confidential Information.* As used in this Agreement, the term **"Confidential Information"** means any and all technical or business information furnished in whatever form or medium, disclosed by any party to any other party, including, but not limited to development plans, implementation plans, financial information and projections, financing plans, business plans, software, marketing information, and/or other similar material, information that constitutes a **"Trade Secret"** as defined under the California Uniform Trade Secrets Act, and any other information that the disclosing party states in writing to the receiving party that such information is to be considered confidential or proprietary in nature.

Section 13.2 *Covenant Not to Disclose.* Each party agrees to keep confidential all Confidential Information it receives from a disclosing party for the Term and for a period of five years following the termination of this Agreement, unless otherwise agreed to in writing by the disclosing party. All Confidential Information will be held and protected by the receiving party in confidence and will be used and disclosed by the receiving party only as required to render performance or to exercise rights and remedies under this Agreement and in strict compliance with the terms of this **Section 13**. In the event of any disclosure or loss of, or inability to account for any material Confidential Information of the disclosing party, or any reasonable belief that such Confidential Information otherwise has been compromised, the receiving party will promptly, at its own expense: (i) notify the disclosing party in writing, (ii) take such actions as may be necessary or reasonably requested by the disclosing party to minimize any violation of the terms of this **Section 13** and comply with any applicable laws; and (iii) cooperate in all reasonable respects with the disclosing party to minimize any violation and any damage resulting therefrom.

Section 13.3 *Exclusions.* Notwithstanding the foregoing, a receiving party shall have no obligation pursuant to this Agreement regarding information which:

Section 13.3.1 is independently developed by the receiving party, provided that such development was accomplished by or on behalf of the receiving party without the use of or any reference to the disclosing party's Confidential Information;

Section 13.3.2 becomes known to the receiving party through a third party who is under no obligation of confidence to the disclosing party and who is lawfully possessing and lawfully entitled to disclosed such Confidential Information;

Section 13.3.3 is or becomes part of the public domain other than as a result of unauthorized disclosure by the receiving party or by persons or entities to whom the receiving party has made the information available;

Section 13.3.4 is disclosed with the disclosing party's prior written approval; or

Section 13.3.5 as provided for in **Section 13.6** and **Section 13.7**.

Section 13.4 *Standard of Care.* Each party shall use at least the same degree of care to safeguard and to prevent disclosing to third parties the Confidential Information of the other as it employs to avoid

unauthorized disclosure or publication of its own information (or information of its customers) of a similar nature, and in any event, no less than reasonable care.

Section 13.5 *Title to and Disclosure of Confidential Information.* Each party's Confidential Information will remain the property of such party, and nothing in this **Section 13** or any access thereto pursuant to this Agreement grants or confers any ownership rights in or license to any of such Confidential Information to any other party. No party shall acquire any right in or assert any lien against the Confidential Information of any other party. Nothing contained in this **Section 13** will be construed as obligating a party to disclose any Confidential Information to any other party.

Section 13.6 *Permitted Disclosures.* Each party may disclose relevant aspects of the disclosing party's Confidential Information to its employees, affiliates, legal representatives, accountants, tax advisors, subcontractors and agents on a need-to-know basis; *provided, however,* that such party shall use reasonable efforts to ensure that such employees, affiliates, legal representatives, accountants, tax advisors, subcontractors or agents comply with the confidentiality provisions set forth in this Agreement. Each receiving party will be responsible for any improper disclosure of Confidential Information by such party's employees, affiliates, legal representatives, accountants, tax advisors, subcontractors or agents.

Section 13.7 *Required Disclosures.* Each party may disclose Confidential Information required to be disclosed by law (including any required disclosures or filings of this Agreement or any related agreements to the United States Securities and Exchange Commission (the "**SEC**") or equivalent bodies in other countries, provided that: (i) the party making such disclosure will give the other party an opportunity to comment in a reasonable period of time in advance on the form of disclosure to be made by the filing party, (ii) the party required to file will redact those portions of the Agreement specified by the other party that are eligible for redaction under relevant SEC or Freedom of Information Act rules, and (iii) the filing party will file the appropriate documents with the SEC seeking confidential treatment of those sections designated by the other party sufficiently in advance of the due date for such filings and will use commercially reasonable efforts to obtain confidential treatment from the SEC of such sections), judicial or arbitration process, or by governmental authorities, provided that the receiving party: (i) promptly notifies the disclosing party of the terms and the circumstances of that request; (ii) consults with the disclosing party, and cooperates with the disclosing party's reasonable requests to resist or narrow that request; (iii) furnishes only information that, according to written advice (which need not be a legal opinion) of its legal counsel, it is legally compelled to disclose; and (iv) uses reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded the information disclosed.

Section 13.8 *Return of Confidential Information.* No party may withhold the Confidential Information of any disclosing party or refuse for any reason (including due to any disclosing party's actual or alleged breach of this Agreement) to promptly return to the disclosing party its Confidential Information (including copies thereof) if requested to do so. Upon expiration or any termination of this Agreement, each party shall (except as otherwise provided in this Agreement) return or destroy, as the disclosing party may direct, all documentation in any medium that contains or refers to the disclosing party's Confidential Information, and retain no copies.

Section 14 Term and Termination

Section 14.1 *Initial Term and Term.* This Agreement will be effective as of the Effective Date and will remain in effect through January 31, 2015 subject to earlier termination as provided for in this Agreement (the "**Initial Term**"). Unless terminated by either party by 60 days written notice to the other party prior to the end of the Initial Term or any additional Term, this Agreement shall automatically renew for additional one year terms (the Initial Term, together with any additional terms, the "**Term**").

Section 14.2 *Termination by Vegas.* Vegas may terminate this Agreement with written notice to TMH, such termination to be effective 30 days after delivery of such written notice:

Section 14.2.1 in the event of a material breach of a material provision of this Agreement, or any agreement related to the Sale of the Software Development Rights, which is not cured within 60 days after written notice thereof to TMH;

Section 14.2.2 in the event of a breach of a payment obligation by TMH to either Vegas or Crimson under this Agreement, or any agreement related to the Sale of the Software Development Rights (including any cash payment or payments under any promissory note), which is not cured within 15 days of the date such payment was due, regardless of whether TMH has received any notice of such non-payment;

Section 14.2.3 in the event TMH materially breaches any of its covenants set forth in **Section 7**, and such breach is not cured within 60 days after written notice thereof to TMH; or

Section 14.2.4 in the event TMH (i) becomes or is declared insolvent, or is unable to pay its debts; (ii) enters into an agreement for the cancellation, extension, or readjustment of substantially all of its obligations; (iii) enters into or files a petition, arrangement, application, action or other proceeding seeking the appointment of a trustee or liquidator of or a receivership for all or a substantial part of its assets and relief or protection under applicable bankruptcy laws; (iv) suffers the appointment of a receiver-manager or other third party with similar power over the assets; or (v) has proceedings seeking any such appointment in clauses (iii) or (iv) commenced against it which are not terminated or dismissed within 90 days of such commencement.

Section 14.3 *Termination by TMH.* TMH may terminate this Agreement with written notice to TMH, such termination to be effective 60 days after delivery of such written notice:

Section 14.3.1 in the event Vegas materially breaches any of its covenants set forth in **Section 7**, and such breach is not cured within 60 days after written notice thereof to Vegas; or

Section 14.3.2 in the event of a breach of a payment obligation by Vegas to TMH under this Agreement, which is not cured within 15 days of the date such payment was due, regardless of whether Vegas has received any notice of such non-payment.

Section 14.4 *Insolvency of Vegas*. In the event that Vegas (i) becomes or is declared insolvent, or is unable to pay its debts, (ii) enters into an agreement for the cancellation, extension, or readjustment of substantially all of its obligations; (iii) seeks protection under applicable bankruptcy laws; (iv) suffers the appointment of a receiver-manager or other third party with similar power over the assets; or (v) has proceedings seeking any such appointment in clauses (iii) or (iv) commenced against it which are not terminated or dismissed within 90 days of such commencement, the parties agree that neither Vegas nor any trustee in bankruptcy assuming control of the bankruptcy estate of Vegas shall terminate this Agreement based on any claim that the fees payable under **Section 8.1** are inadequate, below fair market value, constitute a fraudulent conveyance or breach any other similar equitable duty to the creditors of Vegas.

Section 14.5 *Good Faith Dispute as to Fees*. A good faith dispute as to the determination or calculation of payments due pursuant to **Section 8** shall not be considered a breach of this Agreement, provided that the Owing Party (as defined in **Section 9.1**) deposits the disputed amount in an interest bearing escrow account with a commercial bank and offers to arbitrate the dispute in accordance with the Commercial Rules of the American Arbitration Association in Greenville County, South Carolina.

Section 14.6 *Effect of Termination.* In the event of any termination of this Agreement:

Section 14.6.1 The licenses granted in **Section 3** shall terminate, and each licensee shall promptly discontinue all use, manufacture, marketing, leasing, selling, and/or distribution of the licensed material, and any IP Rights in such material, except as required to fulfill any remaining manufactured units in inventory on hand, or ordered (pursuant to bona fide orders), prior to any notice

of termination; *provided, however*, that any rights already granted to third party sublicensees for the practice, use, and/or lease of such materials shall continue;

Section 14.6.2 The obligation of any licensee to pay royalties and fees pursuant to **Section 8** then due or which may thereafter become due shall continue with respect to any licensed material sold, leased, marketed, or distributed after notice of termination; and

Section 14.6.3 Vegas shall be deemed to have immediately delivered a request for the surrender of its Confidential Information (as such term is defined in the Source Code Confidentiality Agreement) pursuant to the Source Code Confidentiality Agreement.

Section 14.6.4 No party shall further use or distribute the Confidential Information of any other party, and each party shall return all Confidential Information to the party that provided it with such Confidential Information.

Section 14.7 *Termination Not Sole Remedy*. Notwithstanding the foregoing, no party is limited from requiring the performance and compliance described hereunder, and to seek appropriate remedies at equity and at law, including monetary damages, for any breach of the terms of this Agreement. However, in no event will any party be liable to any other party for consequential damages or the loss of anticipated profits arising from any breach of this Agreement.

Section 14.8 *Election Not to Terminate*. Any party entitled to terminate this Agreement under this **Section 14** may elect, within 15 days of delivering any notice of termination, not to terminate the Agreement and waive compliance with the provision that triggered the right of such party to terminate this Agreement by delivering written notice of such election to the party in breach of such provision.

Section 15 General Provisions

Section 15.1 *Entire Agreement; Amendment*. This Agreement, including Exhibits hereto, states the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the parties hereto concerning the subject matter hereof. No amendment or modification of this Agreement shall be made except by an instrument in writing signed by the parties.

Section 15.2 *Independent Parties*. Each party hereto is a separate legal entity, and nothing in this Agreement shall be deemed to place the parties in the relationship of employer-employee, principal-agent, partners, or joint venturers.

Section 15.3 *Governing Law; Consent to Jurisdiction*. This Agreement shall be governed and interpreted in accordance with the substantive laws of the State of South Carolina. The parties agree that any dispute arising under this Agreement shall be resolved in the state or federal courts within the County of Oconee, State of South Carolina, and the parties expressly consent to jurisdiction therein.

Section 15.4 *Equitable Relief*. The parties acknowledge that the performance of each party's obligations hereunder and the rights and licenses granted hereunder are of a special, unique, unusual, extraordinary, and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, that a material breach by any party of this Agreement will cause the other party great and irreparable injury and damage and, therefore, that each party shall be entitled to injunctive relief to prevent such injury and damage.

Section 15.5 *Force Majeure*. Each party shall be excused from the performance of its obligations under this Agreement, except its obligation to pay or refund any undisputed sum due hereunder when due for a reasonable period of time or to make an indemnification payment required hereunder, and any delay or failure in performance by such party shall not be grounds for termination of this Agreement or give rise to any liability for damages, to the extent that such party is prevented from performing due to causes that are

beyond its reasonable control, including, but not limited to, acts of God, acts of any government or regulatory body (whether civil or military, domestic or foreign), epidemics, sabotage, wars, riots, civil disturbances (each a "**Force Majeure Event**"). Each party agrees to use commercially reasonable and diligent and determined efforts to minimize the length and effects of delays that occur due to the occurrence of a Force Majeure Event. If a party is relying on or expects to rely on the provision of this subsection to excuse its delay or failure to perform, such party agrees to provide prompt written notice, in any event, within 15 days of discovery of such Force Majeure Event, to the other party to whom it owes such performance or obligation. The time for performance shall be extended for such party for a period equal to the duration of the Force Majeure Event, but in no case in excess of 6 months.

Section 15.6 *Assignment*. This Agreement may not be assigned in whole or in part by any party without consent of the other party, which consent shall not be unreasonably withheld. Any attempted assignment or delegation of any rights, duties, or obligations in violation of this **Section 15.6** shall be invalid and without effect.

Section 15.7 *Notices*. All notices required or permitted under this Agreement shall be delivered by hand, by facsimile, or registered mail to the addresses listed below, along with the copies as designated.

In the case of Vegas, to:

Mr. Jamey Kennedy
Vegas Amusement, Inc.
PO Box 11
Mountain Rest, South Carolina 29664

with a copy of all notices sent to:

Mr. Lloyd Farr
Nelson Mullins Riley & Scarborough LLP
Atlantic Station
201 17th Street, NW
Suite 1700
Atlanta, Georgia 30363

In the case of TMH, to:

Mr. Ronald Altbach, Chairman
TableMAX Holdings, LLC
9100 Wilshire Boulevard, Suite 400W
Beverly Hills, California 90212

with a copy of all notices sent to:

Mr. Robert Kory, Esq.
Law Office of Robert B. Kory
9300 Wilshire Blvd.,
Suite 200
Beverly Hills, California 90212

In the case of Crimson, to:

Mr. Jamey Kennedy
Crimson MultiMedia, Inc.
PO Box 1191
Clemson, South Carolina 29633

with a copy of all notices sent to:

Mr. Lloyd Farr
Nelson Mullins Riley & Scarborough LLP
Atlantic Station
201 17th Street, NW
Suite 1700
Atlanta, Georgia 30363

Section 15.8 *Waiver*. Unless expressly provided in this Agreement, (i) no failure to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude the exercise of any other right, power, or privileged (hereunder or otherwise), (ii) no waiver of any breach of this Agreement or any other agreement between any party shall be deemed to be a waiver of any preceding or succeeding breach of the same or other agreement, and (iii) no extension of time of performance of any obligations or other acts hereunder or under any other agreement between any party shall be deemed to be an extension of time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or in equity, that they may have against each other.

Section 15.9 *Severability*. The provisions of this Agreement are severable and the unenforceability of any provision of this Agreement shall not affect the Agreement's enforceability or any other provision hereof. In addition, in the event that any provision of this Agreement (or portion thereof) is determined by a court to be unenforceable as drafted, the parties acknowledge that it is their intention that such provision (or portion thereof) shall be construed in a manner designed to effectuate the purposes of such provision to the maximum extent enforceable under applicable law.

Section 15.10 *Survival*. The provisions of **Section 2, Section 4, Section 5.5, Section 6, Section 7.3, Section 7.6, Section 8, Section 9, Section 10, Section 11, Section 13, Section 14.5**, and **Section 15** shall survive any termination of this Agreement.

Section 15.11 *Headings*. The headings of the articles and sections of this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 15.12 *Counterparts*. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instruments.

[*Signatures are on the following page*]

IN WITNESS WHEREOF, the each of the parties hereto have executed this Cross-License Agreement as of the date first above written.

TableMAX Holdings, LLC,
a California limited liability company

By: ______________________________

Name: ______________________________

Title: ______________________________

Vegas Amusement, Inc.,
a South Carolina corporation

By: ______________________________

Name: Jamey Kennedy

Title: ______________________________

Crimson MultiMedia, Inc.,
a South Carolina corporation,
(only for the purposes of **Section 2.2** and to the extent necessary to enforce the obligations of **Section 14.2.1** and **Section 14.2.2.**)

By: ______________________________

Name: Jamey Kennedy

Title: President

Schedule 10.5.2

1. Security Agreement dated [___] [___], 2008 between TMH and Crimson.

Exhibit A

Patents

TableMAX Patents/ Patents Pending

Filing Date	Country	Patent Title	Number
6-Oct-95	USA	Multiplayer Interactive Video Gaming Device	5,688,174
14-Sep-98	USA	Video Gaming Device and Communication System	6,921,337
14-Sep-98	USA	Video Gaming Device and Communication System	7,201,661
6-Oct-95	USA	Multiplayer Interactive Video Gaming Device	10/354,174
6-Oct-95	USA	Multiplayer Interactive Video Gaming Device	11/063,251
6-Oct-95	USA	Multiplayer Interactive Video Gaming Device	11/930,948
6.30.1997	USA	Multiplayer Interactive Video Gaming Device	11/350,255
6.30.1997	USA	Multiplayer Interactive Video Gaming Device	11/930,995
6.30.1997	USA	Multiplayer Interactive Video Gaming Device	11/931,073
14-Sep-98	USA	Video Gaming Device and Communication System	11/189,016
14-Sep-98	USA	Video Gaming Device and Communication System	11/350,255
14-Sep-98	USA	Video Gaming Device and Communication System	11/783,103
20.06.1996	Namibia	Multiplayer Interactive Video Gaming Device	96/0047
6.29.1998	Australia	Multiplayer Interactive Video Gaming Device	757540
14.09.1998	Australia	Video Gaming Device & Communication System	771182
2.08.2000	Australia	Video Lottery Terminal Operation	780493
7.08.1998	Australia	Apparatus for Playing a Card Game	753,457
8.01.2001	New Zealand	Video Lottery Terminal Operation	520,773
9.14.2001	South Africa	Method of and Apparatus for Playing a Card Game	2001/7578
7.10.2003	South Africa	Method and Apparatus for Playing a Card Game	2003/7812
2.08.2000	South Africa	Method of and Apparatus for Operating a VLT	2002/6604
2.08.2000	South Africa	Video Lottery Terminal Operation	2002/6282
6.30.1997	South Africa	Multiplayer Interactive Video Gaming Device	97/8929
14.09.1998	South Africa	Video Gaming Device & Communication System	2001/3039
19.08.1997	South Africa	Multiplayer Interactive Video Gaming Device	97/7451
4.15.1999	South Africa	Multiplayer Game Design	A99/0350

Exhibit B

Trademarks

TableMAX Trademarks

Filing Date	Country	Title	Number
30.11.1998	USA	TableMAX	2,488,213
25.05.2001	CTM - EU	TableMAX	2228005
19.06.2001	Canada	TableMAX	1106142
14.06.2001	Australia/NZ	TableMAX	879209
30.10.1996	USA	Vegas Operating System	2,184,871
15.10.1996	South Africa	Vegas Operating System	96/14677
15.10.1996	South Africa	Vegas Operating System	96/14678
15.10.1996	South Africa	Vegas Operating System	96/14677/8

Exhibit C

TM Games

1. Progressive Blackjack
2. Caribbean Stud Poker
3. Caribbean Draw Poker
4. Texas Hold'em Bonus Poker

Exhibit D

Vegas Games

1. Bonus Blackjack
2. Roulette 21
3. Sic Bo Poker
4. To be updated with additions.

Exhibit E

Developed TM Software Games

1. Progressive Blackjack – GLI Approved
2. Caribbean Stud Poker
3. Caribbean Stud Poker – Diamond Edition
4. Blackjack Bullets

Exhibit F

Developed Vegas Software Games

1. Bonus Blackjack – Monopoly Edition
2. Bonus Blackjack – Marvel Comics Edition

Exhibit G

Form of Confidentiality Agreement

This confidentiality Agreement is made effective ____________________ by and between

____

(hereinafter referred to as "Customer"), and Vegas Amusement Inc., with a legal address of P.O. Box 11, Mountain Rest, South Carolina 29664 (hereafter referred to as "Vendor").

Recitals

A. Customer and Vendor desire to discuss certain matters regarding a potential business opportunity.

B. In connection with these discussions, certain confidential and proprietary information regarding each party may be disclosed to the other to permit the other to evaluate the potential business transactions.

C. The parties desire to establish the terms under which they will disclose certain confidential and proprietary information.

Agreement

The parties agree as follows:

1. **Confidential Information.** Confidential Information shall mean:

(a) Any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, products, planning information, marketing strategies, plans, finance, operations, customer relationships, customer profiles, sales estimates, business plans and internal performance, results relating to the past, present or future business activities of Customer or Vendor, their respective parent corporation, their respective subsidiaries and affiliates companies and customers, clients and suppliers of any of the foregoing;

(b) Any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords Customer or Vendor competitive advantage over its competitors; and

(c) All confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, information, know-how, and trade secrets, whether or not patentable or copyrightable.

Confidential Information includes without limitation, all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of materials, equipment, prototypes and models, and any other tangible manifestations of the foregoing which now exist or come into the control or possession of the party.

2. **Confidential Obligations.** Except as expressly authorized by prior written consent of the other party, each party shall:

(a) Limit access to any Confidential Information of the other party received by it to its employees who have a need-to-know in connection with the evaluation of the potential business transaction and only for use in connection therewith;

(b) Advise its employees having access to the Confidential Information of the other party of the proprietary nature thereof and of the obligations set forth in this Confidentiality Agreement;

(c) Take appropriate action by instruction or agreement with its employees having access to the Confidential Information of the other party to fulfill its obligations under this Confidentiality Agreement;

(d) Safeguard all Confidential Information of the other party received by it using a reasonable degree of care, but not less than that degree of care used by it in safeguarding its own similar information or material;

(e) Use all Confidential Information of the other party received by it solely for the purposes of evaluating the potential business transactions between the parties;

(f) Not disclose any Confidential Information of the other party received by it to third parties; and

(g) Not disclose the existence of the discussions to any third party.

Upon the request of a party, the other party shall surrender to the requesting party all memoranda, notes, records, drawings, manuals, and other documents or materials (and all copies of same) pertaining to or including the Confidential Information of the requesting party. Upon the return of such materials, the other party agrees to certify, in writing, that all of the foregoing materials have been surrendered to the requesting party.

3. **Exceptions to Confidentiality.** The obligations of confidentiality and restrictions on use set forth in Section 2 shall not apply to any Confidential Information that a party proves:

(a) Was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of such party;

(b) Was lawfully received by the party from a third party free of any obligation of confidence to such third party;

(c) Was already in the possession of the party prior to the receipt thereof, directly or indirectly from the other party;

(d) Is required to be disclosed in a judicial or administrative proceeding after all reasonable legal remedies for maintaining such information in confidence have been exhausted, including, but not limited to, giving the other party as much advance notice of the possibility of such disclosure as practical so the other party may attempt to stop such disclosure or obtain a protective order concerning such disclosure; or

(e) Is subsequently and independently developed by employees, consultants, or agents of the party without reference to the Confidential Information disclosed under this Agreement.

4. **Equitable Relief.** Customer and Vendor agree that money damages would not be a sufficient remedy for breach of the confidentiality and other obligations of this Agreement. Accordingly, in addition to all other remedies that either party may have, a party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any breach of the confidentiality and other obligations of this Agreement. The parties agree to waive any requirement for a bond in connection with any such injunctive or other equitable relief.

5. **Governing Law.** This Agreement and performance hereunder shall be governed by the laws of the state of South Carolina.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

______________________		**Vegas Amusement Inc.**	
By:	______________________	By:	______________________
Print:	______________________	Print:	______________________
Title:	______________________	Title:	______________________

Exhibit H

TableMAX Platform End User License Agreement

SOFTWARE LICENSE AGREEMENT

THIS IS A LEGAL CONTRACT BETWEEN YOU, THE END USER, AND VEGAS AMUSEMENT, INC. BY USING THE SOFTWARE ACCOMPANYING [THIS GUIDE] OR PRE-INSTALLED [ON YOUR TABLEMAX®], YOU ARE ACCEPTING AND AGREEING TO BE BOUND BY THE TERMS OF THIS SOFTWARE LICENSE AGREEMENT.

Software License and Restrictions

The SOFTWARE delivered to you may embody and include, without limitation, certain software programs in object code form (machine-readable but not human-readable form) [and documentation].Use of the SOFTWARE can result in the production of FEATURES that are human-readable, including, without limitation, documentation, report formats, menus, audible prompts and tone sequences. Such SOFTWARE and FEATURES constitute copyrighted property proprietary to Vegas Amusement, Inc. or its licensors, and Vegas Amusement, Inc. and its licensors retain title to the SOFTWARE (excluding media on which recorded), FEATURES, all copies thereof, and all intellectual property rights therein. No title to the SOFTWARE, FEATURES, any copies thereof or any intellectual property rights therein, are transferred to you. The Software is licensed, not sold.

You are hereby granted, for your own use only, a nontransferable, nonexclusive, perpetual, revocable license to use one (1) copy of the SOFTWARE [and FEATURES] on the TABLEMAX game computer on which the SOFTWARE was originally installed. Except as specifically authorized by this AGREEMENT, you may not copy the SOFTWARE or FEATURES for any purpose.

Limitations of Reverse Engineering

You shall not, whether through the use of disassemblers or any other means whatsoever (including ,but not limited to, manual, mechanical or electrical means), reverse engineer, decompile, disassemble, destroy, disable, derive rules of protocol embodied in the SOFTWARE or derive source code from the SOFTWARE OR FEATURES, or attempt to permit any third party to do any of the foregoing. Any attempt to do any of the foregoing shall be a material breach of this AGREEMENT and the license granted herein, which shall immediately entitle Vegas Amusement, Inc. to exercise any remedy that may exist under law or in equity, including but not limited too, injunctive relief.

[No Commercial Hosting

You may not rent, lease, lend or provide commercial hosting services with the Software.]

Limited Warranty

Vegas Amusement, Inc. warrants that the SOFTWARE AND FEATURES licensed to you under this AGREEMENT will perform in accordance with Vegas Amusement, Inc. published specifications for use on TableMAX®. If the SOFTWARE or FEATURES do not conform during the TABLEMAX WARRANTY PERIOD, you agree to provide written notice of such failure to Vegas Amusement, Inc., and Vegas Amusement, Inc. will, at its sole option, repair or replace the SOFTWARE. Vegas Amusement, Inc. does not warrant that the use of the SOFTWARE or FEATURES will be uninterrupted or error-free and hereby disclaims all liability on account thereof.

THE REMEDIES PROVIDED HEREIN ARE YOUR SOLE AND EXCLUSIVE REMEDIES FOR BREACH OF WARRANTY. THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OR CONDITIONS OF MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. SOME STATES OR COUNTRIES DO NOT ALLOW THE EXCLUSION OF THESE IMPLIED WARRANTIES OR CONDITIONS, SO THE ABOVE EXCLUSION MAY NOT APPLY TO YOU.

Limited Liability

NOTWITHSTANDING ANY PROVISION IN THIS LICENSE TO THE CONTRARYNEITHER VEGAS AMUSEMENT, INC. NOR ITS LICENSORS OR SUPPLIERSWILL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY, WHETHER OR NOT VEGAS AMUSEMENT, INC., ITS LICENSORS OR SUPPLIERS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR LOSS. IN NO EVENT SHALL VEGAS AMUSEMENT, INC., ITS LICENSORS' OR SUPPLIERS' LIABILITY ARISING UNDER THIS LICENSE EXCEED THE AMOUNT PAID BY YOU FOR THE PRODUCT GIVING RISE TO SUCH LIABILITY. THIS LIMITATION IS INTENDED TO LIMIT THE LIABILITY OF VEGAS AMUSEMENT, INC. AND ITS LICENSORS OR SUPPLIERS, AND SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. SOME STATES OR COUNTRIES MAY NOT ALLOW THE FOREGOING LIMITATION, SO THE FOREGOING MAY NOT APPLY TO YOU.

Termination

You may terminate the license granted hereunder at any time by destroying all copies of the SOFTWARE, FEATURES and accompanying materials. Vegas Amusement, Inc. may immediately terminate the license granted to you hereunder upon notice for failure to comply with the terms and conditions of this AGREEMENT. Upon such termination, you agree to destroy all copies, [mergers and modifications] of the SOFTWARE and FEATURES and accompanying documents. You agree that a breach of this AGREEMENT will result in irreparable damages to Vegas Amusement, Inc. This AGREEMENT is the entire agreement between you and Vegas Amusement, Inc. with respect to the use and licensing of the SOFTWARE provided upon your TABLEMAX machine with this AGREEMENT, and supersedes all proposals, warranties, prior agreements or any other communications between the parties relating to the subject matter hereof.

General

This AGREEMENT will be governed by and construed in accordance with the laws of South Carolina without regard to conflicts of law principles or the UN Convention on the Sale of Goods. Any litigation arising from this license will be pursued only in the state or federal courts located in the State of South Carolina. If for any reason a court of competent jurisdiction finds any provision of this AGREEMENT, or portion thereof, to be unenforceable, that provision of the AGREEMENT shall be enforced to the maximum extent permissible so as to affect the intent of the parties, and the remainder of this AGREEMENT shall continue in full force and effect. Should you have any questions concerning this AGREEMENT, please write to:

Vegas Amusement, Inc., PO Box PO Box 11, Mountain Rest, South Carolina 29664.

Exhibit I

Developed Software Games End User License Agreement

SOFTWARE LICENSE AGREEMENT

THIS IS A LEGAL CONTRACT BETWEEN YOU, THE END USER, AND VEGAS AMUSEMENT, INC. BY USING THE SOFTWARE ACCOMPANYING [THIS GUIDE] OR PRE-INSTALLED [ON YOUR TABLEMAX®], YOU ARE ACCEPTING AND AGREEING TO BE BOUND BY THE TERMS OF THIS SOFTWARE LICENSE AGREEMENT.

Software License and Restrictions

The SOFTWARE delivered to you may embody and include, without limitation, certain software programs in object code form (machine-readable but not human-readable form) [and documentation].Use of the SOFTWARE can result in the production of FEATURES that are human-readable, including, without limitation, documentation, report formats, menus, audible prompts and tone sequences. Such SOFTWARE and FEATURES constitute copyrighted property proprietary to Vegas Amusement, Inc. or its licensors, and Vegas Amusement, Inc. and its licensors retain title to the SOFTWARE (excluding media on which recorded), FEATURES, all copies thereof, and all intellectual property rights therein. No title to the SOFTWARE, FEATURES, any copies thereof or any intellectual property rights therein, are transferred to you. The Software is licensed, not sold.

You are hereby granted, for your own use only, a nontransferable, nonexclusive, perpetual, revocable license to use one (1) copy of the SOFTWARE [and FEATURES] on the TABLEMAX game computer on which the SOFTWARE was originally installed. Except as specifically authorized by this AGREEMENT, you may not copy the SOFTWARE or FEATURES for any purpose.

Limitations of Reverse Engineering

You shall not, whether through the use of disassemblers or any other means whatsoever (including ,but not limited to, manual, mechanical or electrical means), reverse engineer, decompile, disassemble, destroy, disable, derive rules of protocol embodied in the SOFTWARE or derive source code from the SOFTWARE OR FEATURES, or attempt to permit any third party to do any of the foregoing. Any attempt to do any of the foregoing shall be a material breach of this AGREEMENT and the license granted herein, which shall immediately entitle Vegas Amusement, Inc. to exercise any remedy that may exist under law or in equity, including but not limited too, injunctive relief.

[No Commercial Hosting

You may not rent, lease, lend or provide commercial hosting services with the Software.]

Limited Warranty

Vegas Amusement, Inc. warrants that the SOFTWARE AND FEATURES licensed to you under this AGREEMENT will perform in accordance with Vegas Amusement, Inc. published specifications for use on TableMAX®. If the SOFTWARE or FEATURES do not conform during the TABLEMAX WARRANTY PERIOD, you agree to provide written notice of such failure to Vegas Amusement, Inc., and Vegas Amusement, Inc. will, at its sole option, repair or replace the SOFTWARE. Vegas Amusement, Inc. does not warrant that the use of the SOFTWARE or FEATURES will be uninterrupted or error-free and hereby disclaims all liability on account thereof.

THE REMEDIES PROVIDED HEREIN ARE YOUR SOLE AND EXCLUSIVE REMEDIES FOR BREACH OF WARRANTY. THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OR CONDITIONS OF MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. SOME STATES OR COUNTRIES DO NOT ALLOW THE EXCLUSION OF THESE IMPLIED WARRANTIES OR CONDITIONS, SO THE ABOVE EXCLUSION MAY NOT APPLY TO YOU.

Limited Liability

NOTWITHSTANDING ANY PROVISION IN THIS LICENSE TO THE CONTRARYNEITHER VEGAS AMUSEMENT, INC. NOR ITS LICENSORS OR SUPPLIERSWILL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY, WHETHER OR NOT VEGAS AMUSEMENT, INC., ITS LICENSORS OR SUPPLIERS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR LOSS. IN NO EVENT SHALL VEGAS AMUSEMENT, INC., ITS LICENSORS' OR SUPPLIERS' LIABILITY ARISING UNDER THIS LICENSE EXCEED THE AMOUNT PAID BY YOU FOR THE PRODUCT GIVING RISE TO SUCH LIABILITY. THIS LIMITATION IS INTENDED TO LIMIT THE LIABILITY OF VEGAS AMUSEMENT, INC. AND ITS LICENSORS OR SUPPLIERS, AND SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. SOME STATES OR COUNTRIES MAY NOT ALLOW THE FOREGOING LIMITATION, SO THE FOREGOING MAY NOT APPLY TO YOU.

Termination

You may terminate the license granted hereunder at any time by destroying all copies of the SOFTWARE, FEATURES and accompanying materials. Vegas Amusement, Inc. may immediately terminate the license granted to you hereunder upon notice for failure to comply with the terms and conditions of this AGREEMENT. Upon such termination, you agree to destroy all copies, [mergers and modifications] of the SOFTWARE and FEATURES and accompanying documents. You agree that a breach of this AGREEMENT will result in irreparable damages to Vegas Amusement, Inc. This AGREEMENT is the entire agreement between you and Vegas Amusement, Inc. with respect to the use and licensing of the SOFTWARE provided upon your TABLEMAX machine with this AGREEMENT, and supersedes all proposals, warranties, prior agreements or any other communications between the parties relating to the subject matter hereof.

General

This AGREEMENT will be governed by and construed in accordance with the laws of South Carolina without regard to conflicts of law principles or the UN Convention on the Sale of Goods. Any litigation arising from this license will be pursued only in the state or federal courts located in the State of South Carolina. If for any reason a court of competent jurisdiction finds any provision of this AGREEMENT, or portion thereof, to be unenforceable, that provision of the AGREEMENT shall be enforced to the maximum extent permissible so as to affect the intent of the parties, and the remainder of this AGREEMENT shall continue in full force and effect. Should you have any questions concerning this AGREEMENT, please write to:

Vegas Amusement, Inc., PO Box PO Box 11, Mountain Rest, South Carolina 29664.

Exhibit C

Promissory Note

(see attached)

INTREST-BEARING PROMISSORY NOTE

$______________[1] ______________ , 2008[1]

______________________________[1] Clemson, South Carolina

FOR VALUE RECEIVED, the undersigned (the "**Maker**") promises to pay to the order of Crimson Multimedia, Inc., a South Carolina corporation, or its assigns (the "**Holder**"), the principal sum of ______________________________ ($______________)[1]. The rights, claims, duties and liabilities of the parties hereto are subject to and controlled by the following terms and conditions:

1. Method and Place of Payment.

Payments of principal, as well as interest, shall be made in lawful money of the United States of America at the principal address of the Holder as specified below, or at such other location as it may hereafter designate.

2. Principal and Interest Payments.

Interest shall accrue on the principal balance of this note (the "**Note**") at an annual rate of interest of ________ percent (__%)[1]. The Note shall mature on December 27, 2009 (the "**Maturity Date**"). All interest accrued during the first twelve (12) months shall be due and payable on the first anniversary of this Note and the entire principal, accrued and unpaid interest, and any and all other amounts hereunder shall be due and payable in full on the Maturity Date. Each payment shall first be applied to costs and expenses payable hereunder, second to interest then accrued, and third to any balance in amortization of the principal debt.

Nothing herein, nor any transaction related hereto, shall be construed to operate so as to require the Maker to pay interest at a greater rate than shall be lawful. Should any interest or other charges paid by the Maker in connection with the loan evidenced by this Note result in computation or earning of interest in excess of the maximum contract rate of interest which is legally permitted under applicable South Carolina law or federal preemption statute, then any and all such excess is hereby waived by the Holder and shall be automatically credited against and in reduction of the balance due hereunder, and any portion which exceeds such balance shall be paid by the Holder to the Maker. Anything contained herein to the contrary notwithstanding, if for any reason the effective rate of interest on this Note should exceed the maximum lawful rate, the effective rate shall be deemed reduced to and shall be such maximum lawful rate.

3. Prepayment.

The Maker shall have the privilege and option, without penalty or forfeiture, to pay the entire principal amount of this Note, or any part thereof, together with accrued interest, at any time prior to its due date. Any prepayment under this Note shall include accrued and unpaid interest to the date of prepayment on the principal amount prepaid and all other sums due and payable hereunder, and then to any remaining principal. The monthly payment installment shall be recalculated or reamortized following a partial prepayment.

4. Mandatory Acceleration.

If there is a transaction pursuant to which an unrelated third party acquires more than 80% of the assets or stock of Maker, any subsidiary or affiliate or successor in interest of Maker, and whether by law,

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[1] The parties will agree to a specific principal amount, interest rate, and date of this Promissory Note, depending on the Closing Date and any Extension Fees paid by the Maker (to be determined at the Closing Date) pursuant to the terms set forth in the Purchase and Sale Agreement.

asset sale, merger, or stock sale, during the term of the Note, all unpaid principal and interest balances shall be immediately due and payable in full.

5. Default; Acceleration of Obligation; Interest; Spartan Relationship.

In the event of (1) a failure by the Maker to fully satisfy any installment payment of principal and interest within ten (10) days following its due date (including any amounts accelerated pursuant to Section 4 above), or (2) a default occurs under the Security Agreement (as defined below), the entire obligation of the Maker shall be in default, the unpaid principal and interest balances shall be immediately due and payable and interest on the principal balance shall thereafter accrue at the maximum annual rate allowable by law.

6. Collection.

Should it become necessary to collect this Note through an attorney, the Maker shall pay all costs incurred by or accruing to the Holder in making such collection, including a reasonable attorney's fees and expenses.

7. Waiver.

The Maker of this Note, as well as any other person or entity who shall become liable for the payment hereof, each expressly waives presentment for payment, notice of non-payment, protest and notice of protest, and any other notice which might otherwise be required in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note. The Holder shall not be deemed by any act or omission to have waived any right or remedy hereunder unless and only to the extent expressed in a written instrument dated subsequent to the date hereof and executed by the Holder, and any such waiver so expressed with respect to a particular event shall not be interpreted as having a continuing effect on or as a waiver of any right or remedy with respect to any subsequent event.

8. Notices.

All notices, requests, demands, and other communications hereunder shall be deemed to have been duly given if in writing and sent by hand or reliable overnight delivery, telecopier (receipt confirmed), or certified or registered mail, postage prepaid, to the appropriate address indicated below or such other address as may be given in a notice sent to the other parties hereto.

In the case of the Maker, to:

Mr. Ronald Altbach, Chairman
TableMAX Holdings, LLC
9100 Wilshire Boulevard, Suite 400W
Beverly Hills, California 90212

with a copy of all notices sent to:

Mr. Robert Kory, Esq.
Law Office of Robert B. Kory
9300 Wilshire Blvd.,
Suite 200
Beverly Hills, California 90212

In the case of the Holder, to:

Mr. Jamey Kennedy
Crimson MultiMedia, Inc.
PO Box 1191
Clemson, South Carolina 29633

with a copy of all notices sent to:

Mr. Lloyd Farr
Nelson Mullins Riley & Scarborough LLP
Atlantic Station
201 17th Street, NW
Suite 1700
Atlanta, Georgia 30363

All notices, except notices of change of address, shall be deemed given when mailed, hand delivered or faxed, and notices of change of address shall be deemed given when received.

9. Entire Agreement.

This Note embodies the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all prior oral or written agreements between the parties with respect to said subject matter. No amendment or modification of this Note shall be valid or binding upon the parties hereto unless made in writing and signed by each of the parties hereto.

10. Governing Law; Jurisdiction and Venue.

The Maker acknowledges and agrees that irrespective of where executed, this Note shall be governed exclusively by its terms and by the laws of the State of South Carolina, without regard to its conflicts of law principles. Venue for all purposes shall be deemed to lie within the County of Oconee in the State of South Carolina. The Maker agrees that, irrespective of any wording that might be construed to be in conflict with this section, this Note is one for performance in South Carolina. The Maker agrees that it waives any objection, constitutional, statutory or otherwise, to a South Carolina's court's taking jurisdiction of any dispute arising from this Note. By entering into this Note, the Maker understands that it might be called upon to answer a claim asserted in a South Carolina court.

11. Security.

All amounts due and payable pursuant to this Note are secured by the Security Agreement of common date herewith, by and between Maker and Holder (the "**Security Agreement**").

IN WITNESS WHEREOF, the undersigned Maker has executed this Note as of ____________________ ____, 2008.

"Maker"
TableMAX Holdings, LLC,
a California limited liability company

____

By: Mr. Ronald Altbach
Its: Chairman

<u>Exhibit D</u>

Security Agreement

(see attached)

SECURITY AGREEMENT

______________ ___, 2008

This Security Agreement (this "**Agreement**") is effective as of the date first written above by and between TableMAX Holdings, LLC, a California limited liability company with its principal place of business at 9100 Wilshire Boulevard, Suite 400W, Beverly Hills, California 90212 (the "**Debtor**"), and Crimson Multimedia, Inc., a South Carolina corporation with its principal place of business at P.O. Box 1191, Clemson, South Carolina 29633 (the "**Secured Party**").

RECITALS

WHEREAS, pursuant to a Purchase and Sale Agreement of common date herewith between the Debtor and the Secured Party (the "**Purchase and Sale Agreement**"), the Debtor agreed to acquire from the Secured Party and the Secured Party agreed to sell certain assets to the Debtor upon the terms and conditions set forth therein;

WHEREAS, pursuant to the Purchase and Sale Agreement, the Debtor and the Secured Party entered into an Interest-Bearing Promissory Note of common date herewith (the "**Promissory Note**") in the original principal amount of $______________ and interest at an annual rate of ___%, amongst other terms[1];

WHEREAS, pursuant to the Purchase and Sale Agreement, the Debtor and the Secured Party agreed to secure Debtor's obligations under the Promissory Note or otherwise owing to Secured Party now or hereafter by the completion, execution, delivery of a security agreement granting and assigning a security interest in and to the Collateral (defined below).

NOW, THEREFORE, in consideration of the foregoing premises and the agreements contained in the Purchase and Sale Agreement and herein, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1 Security Interest

Section 1.1 *Creation of Security Interest*. The Debtor grants and assigns to the Secured Party a security interest in the Collateral as defined and described in **Schedule A** in order to secure the performance or payment of all obligations and indebtedness of whatever kind and whenever created owing by the Debtor to the Secured Party, expressly including the Debtor's obligations under the Promissory Note, the terms and conditions of which are incorporated herein by specific reference thereto.

Section 1.2 *Covenants*. The Debtor covenants with the Secured Party as follows: (a) without providing at least ninety (90) days prior written notice to the Secured Party, the Debtor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if the Debtor does not have an organizational identification number and later obtains one, the Debtor will forthwith notify the Secured Party of such organizational identification number, and (c) the Debtor will not assign, transfer, lease, or encumber in any manner, and will not exercise any right to assign, transfer, or encumber in any manner, the Collateral until it is has completely satisfied all amounts due and payable under the Promissory Note.

---

[1] The parties will agree to a specific principal amount, interest rate, and date of this Promissory Note, depending on the Closing Date and any Extension Fees paid by the Maker (to be determined at the Closing Date) pursuant to the terms set forth in the Purchase and Sale Agreement.

Section 1.3 *Payment of Promissory Note and Certain Expenses.* The Debtor shall pay to Secured Party the sum evidenced by the Promissory Note, in accordance with the terms thereof, and shall pay all expenses, and reimburse the Secured Party for any expenditure, including reasonable attorney's fees, and legal expenses, in connection with the Secured Party's exercise of any of its rights and remedies under **Section 2.**

Section 1.4 *Events of Default.* Misrepresentation or misstatement in connection with, non-compliance with or non-performance or non-payment of any of the Debtor's obligations or agreements under this Security Agreement or the Promissory Note shall constitute a default by the Debtor. Additionally, the Debtor shall be in default if bankruptcy or insolvency proceedings are instituted by or against the Debtor; if the Debtor makes any assignment for the benefit of its (as to the Debtor) creditors; upon a sale, assignment or further encumbrance of the Collateral; or in the event of levy against or attachment of the Collateral or the placement of any lien upon the Collateral. Each event described in this **Section 1.4** is hereafter referred to as an **"Event of Default"**.

Section 2 The Secured Party's Rights and Remedies

Section 2.1 *Rights Exclusive of the Debtor's Default.* The Secured Party may, irrespective of whether there shall have occurred an Event of Default:

Section 2.1.1 file on behalf of the Debtor, with any appropriate governmental agency, a financing statement evidencing the rights and obligations of the parties hereunder;

Section 2.1.2 enter upon the Debtor's premises at any reasonable time to inspect the Collateral and the Debtor's books and records pertaining to the Collateral or its proceeds, and the Debtor shall assist the Secured Party in whatever way necessary to enable it (as to the Secured Party) to make an adequate inspection; or

Section 2.1.3 assign this agreement; and if said assignment shall take place, the assignee hereof shall be entitled, upon notifying the Debtor, to performance of all of the Debtor's obligations and agreements made herein and in the Promissory Note, and to all the rights and remedies of the Secured Party as stated herein and in the Promissory Note, and the Debtor will assert against such assignee no claim or defense which it (as to the Debtor) might have against the Secured Party, except those granted in this Security Agreement.

Section 2.2 *Upon the Debtor's Default.* Upon the occurrence of an Event of Default:

Section 2.2.1 The Secured Party shall have all of the rights and remedies provided to a secured party by Chapter 9, Title 36 of the South Carolina Code of Laws, or any successor.

Section 2.2.2 In addition to, conjunction with or substitution of those rights and remedies:

Section 2.2.2.1 written notice mailed to the Debtor at the address designated below at least five days prior to the date of public or private sale of any part of the Collateral shall constitute reasonable notice hereunder; and

Section 2.2.2.2 the Secured Party may waive or allow the Debtor to remedy any default without waiving their default remedies or any other prior or subsequent default.

Section 3 The Debtor's Rights and Remedies

Section 3.1 *The Debtor's Rights and Remedies.* The Debtor shall have all of the rights and remedies provided a debtor, before or after a default hereunder, by Chapter 9, Title 36 of the South Carolina Code of Laws, or any successor.

Section 4 Miscellaneous

Section 4.1 *Terms and Captions*. The term "Agreement" as used herein, as well as the terms "herein," "hereof," "hereunder" and the like shall mean this Agreement in its entirety. The captions and section headings hereof are for reference and convenience only and do not enter into or become part of the context. All pronouns, singular and plural, masculine, feminine or neuter, shall mean and include the person, entity, firm, or corporation to which they relate as the context may require.

Section 4.2 *Severability*. In the event that any term, covenant, condition, agreement, section, or provision hereof shall be deemed invalid or unenforceable by a court of competent and final jurisdiction in the premises, this Agreement shall not terminate or be deemed void or voidable, but shall continue in full force and effect and there shall be substituted for such stricken provision a like but legal and enforceable provision which most nearly accomplishes the intention of the parties hereto.

Section 4.3 *Notices*. All notices, requests, demands, and other communications hereunder shall be deemed to have been duly given if in writing and sent by hand or reliable overnight delivery, telecopier (receipt confirmed), or certified or registered mail, postage prepaid, to the appropriate address indicated below or such other address as may be given in a notice sent to the other parties hereto.

In the case of the Debtor, to:

Mr. Ronald Altbach, Chairman
TableMAX Holdings, LLC
9100 Wilshire Boulevard, Suite 400W
Beverly Hills, California 90212

with a copy of all notices sent to:

Mr. Robert Kory, Esq.
Law Office of Robert B. Kory
9300 Wilshire Blvd.,
Suite 200
Beverly Hills, California 90212

In the case of the Secured Party, to:

Mr. Jamey Kennedy
Crimson Multimedia, Inc.
PO Box 1191
Clemson, South Carolina 29633

with a copy of all notices sent to:

Mr. Lloyd Farr
Nelson Mullins Riley & Scarborough LLP
Atlantic Station
201 17th Street, NW
Suite 1700
Atlanta, Georgia 30363

Section 4.4 *Governing Law and Venue*. This Agreement shall be governed, construed, and enforced in accordance with the laws of the State of South Carolina without regard to its conflict of law principles. Venue for all purposes shall be deemed to lie within the County of Oconee in the State of South Carolina.

Section 4.5 *Counterparts*. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Section 4.6 *Binding Effect*. This Agreement shall be binding upon and shall inure to the benefit or detriment of the parties hereto and their respective heirs, personal representatives, permitted successors and assigns.

Section 4.7 *Entire Agreement; Modification of Agreement*. This Agreement embodies the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all prior oral or written agreements between the parties with respect to said subject matter. No amendment or modification of this Agreement shall be valid or binding upon the parties hereto unless made in writing and signed by each of the parties hereto.

Section 4.8 *Legal Fees and Costs*. If a legal action is initiated by any party to this Agreement against another, arising out of or relating to the alleged performance or non performance of any right or obligation established hereunder, or any dispute concerning the same, any and all fees, costs and expenses reasonably incurred by each successful party or his or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of, such action shall be the joint and several obligation of and shall be paid or reimbursed by the unsuccessful party(ies).

[*Signatures are on the following page*]

IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement as of the date first above written.

"Debtor"

TableMAX Holdings, LLC,
a California limited liability company

By: ______________________________

Name: ______________________________

Title: ______________________________

"Secured Party"

Crimson Multimedia, Inc.,
a South Carolina corporation

By: ______________________________

Name: Jamey Kennedy

Title: ______________________________

Schedule A

Collateral

For purposes of this **Schedule A**, **"Assigned Agreement"** means that certain Worldwide Exclusive Software Development License Agreement dated the 27th of December, 2007 by and between Vegas Amusement, Inc. and Crimson Multimedia, Inc.

The **"Collateral"** shall mean any and all right, title and interest of the Debtor, whether now existing or hereafter acquired or arising, in and to the following:

(a) the Assigned Agreement, together with all other documents, instruments, agreements, certificates and opinions delivered in connection with the Assigned Agreement, all as the same may be amended, supplemented, restated or otherwise modified from time to time (the **"Assigned Agreement Documents"**);

(b) all general intangibles related to the Assigned Agreement Documents, under and as defined in the uniform commercial code as in effect in any applicable jurisdiction;

(c) as applicable to the Assigned Agreement Documents, all patents, patent licenses, trademarks, trademark licenses, copyrights and copyright licenses, together and all of the goodwill of the business connected with the use of, and symbolized by, the foregoing, together with all royalties and other sums due or to become due thereunder or in respect thereof and right to sue for and collect all such royalties and other sum;

(d) all books and records in any way relating to any of the foregoing; and

(e) as applicable to the Assigned Agreement Documents, all proceeds and products of the foregoing and all insurance of the foregoing and proceeds thereof, whether now existing or hereafter arising, including without limitation (A) any claim of the Debtor against third parties for damages by reason of past, present or future infringement of any patent or any patent licensed under any patent license, (B) any claims by the Debtor against third parties for damages by reason of past, present or future infringement or dilution of any trademark or of any trademark licensed under any trademark license, or for injury to the goodwill of the business connected with the use of, or symbolized by, any trademark or of any trademark licensed under any trademark license, (C) any claim of the Debtor against third parties for damages by reason of past, present or future infringement of any copyright or any copyright licensed under any copyright license, and (D) any claim of the Debtor against third parties for damages by reason of past, present or future infringement of any copyright or any copyright licensed under any copyright license, and (E) any claim by the Debtor against third parties for damages by reason of past, present or future misappropriation or wrongful use or disclosure of any trade secret or other property or right described above or of any such trade secret or other property or right licensed under any license or agreement described above, and together with the right to sue for and collect the damages described in the immediately preceding clauses (A), (B), (C) and (D).

Exhibit E

Worldwide Exclusive Software Development Agreement

(see attached)

WORLDWIDE EXCLUSIVE SOFTWARE DEVELOPMENT LICENSE AGREEMENT

December 27, 2007

This Worldwide Exclusive Software Development License Agreement (this "**Agreement**") is effective as of the date first above written (the "**Effective Date**") by and between Vegas Amusement, Inc., a South Carolina corporation with its principal place of business at 516 Hartwell Drive, Unit No. 1, Seneca, South Carolina 29672 ("**Licensor**"), and Crimson Multimedia, Inc., a South Carolina Corporation with its principal place of business at P.O. Box 1191, Clemson, South Carolina 29633 ("**Licensee**").

RECITALS

Recitals 1 Licensor has developed an apparatus, including an enclosure cabinet (the "**Enclosure Platform**"), and associated processes for a multiplayer video gaming device, including specifications for certain electronic components, for casino wagering that enables players to win a progressive jackpot on a bet featured as part of one or more wagering games that may be played on the device, and which can also be connected to a local or wide area network of such devices (together with the Enclosure Platform, the "**Hardware Platform**"); Licensor has also developed an operating system known as the VOS.Net Framework, a hardware interface known as the VOS Card firmware loaded on the main circuit board in the Hardware Platform, a development platform, testing tools, and related software and firmware which taken together enable the creation, development, and operation of multimedia software programs on the Hardware Platform (the "**Software Platform**", and together with the Hardware Platform, the "**TableMAX Platform**").

Recitals 2 Licensor has obtained certain patents in the United States related to the TableMAX Platform, as set forth in **Exhibit A** (the "**Patents**") and owns copyrights in the Software Platform.

Recitals 3 Licensee has expertise in developing software programs for various multiplayer platforms, including the TableMAX Platform, and desires to develop multiplayer and other software programs for the TableMAX Platform.

Recitals 4 Licensor desires to increase the demand for manufactured units of the TableMAX Platform by partnering with a software company that can develop multiplayer and other software programs to run on the TableMAX Platform, and in consideration thereof, Licensor resolved to enter into an agreement with Licensee to perform such functions.

Recitals 5 In June 2000, Licensor and Licensee orally agreed that Licensee would be granted the exclusive right to develop software for the TableMAX Platform in order to provide that software would be developed for the TableMAX Platform. Since this date, Licensee has acted in fact as the software developer for the TableMAX Platform. Licensee relied upon this agreement to build its business and raise capital from its investors. Licensee further relied upon this agreement to enter into subsequent software development and license agreements with TableMAX North America, LLC and TableMAX International, LLC related to the development and license of certain software programs developed for the TableMAX Platform by Licensee.

Recitals 6 In December 2007, TableMAX Holdings, LLC, the parent company of TableMAX North America, LLC and TableMAX International, LLC, desiring to augment and solidify its ability to develop and own software for the TableMAX Platform, entered into an agreement with Licensee to acquire Licensee's exclusive rights to develop software for the TableMAX Platform. As such, in order to facilitate this transaction, Licensor and Licensee memorialized their June 2000 agreement to grant Licensee the exclusive software development rights as set forth in this Agreement.

TERMS OF AGREEMENT

In furtherance of the above goals, and in consideration of the mutual covenants contained in this Agreement and other valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows:

Section 1 Defined Terms

Terms defined in this **Section 1** shall have the same meaning throughout this Agreement. Defined terms may be used in the singular or plural.

Section 1.1 **"Agreement"** has the meaning ascribed to it in the first paragraph.

Section 1.2 **"Caribbean Territory"** shall mean the area running from Florida, westward along the Gulf coast, then south along the Mexican coast through Central America and then eastward across the northern coast of South America. The Caribbean Territory shall include all islands and countries within the Caribbean Sea (including the islands of (i) the archipelago of the West Indies, (ii) the Bahamas, (iii) Bermuda, (iv) the Turks and Caicos, (v) the Greater, Lesser, and Netherland Antilles, and (vi) Trinidad and Tobago), Bermuda, and cruise ships operating within the Caribbean Territory as defined herein.

Section 1.3 **"Confidential Information"** has the meaning ascribed to it in **Section 6.1.**

Section 1.4 **"Effective Date"** has the meaning ascribed to it in the first paragraph.

Section 1.5 **"Enclosure Platform"** has the meaning ascribed to it in **Recitals 1.**

Section 1.6 **"Hardware Platform"** has the meaning ascribed to it in **Recitals 1.**

Section 1.7 **"Indemnitee"** has the meaning ascribed to it in **Section 5.3.**

Section 1.8 **"Indemnitor"** has the meaning ascribed to it in **Section 5.3.**

Section 1.9 **"Initial Term"** has the meaning ascribed to it in **Section 7.1.**

Section 1.10 **"IP Rights"** shall mean collectively all inventions, trade secrets, know-how, devices, processes, methods, techniques, plans, machines, and associated intellectual property rights, whether owned or licensed, whether or not patentable or protectable, and which are directly incorporated in or exclusively related to a specific subject or object.

Section 1.11 **"Licensee"** has the meaning ascribed to it in the first paragraph.

Section 1.12 **"Licensor"** has the meaning ascribed to it in the first paragraph.

Section 1.13 **"Patents"** has the meaning ascribed to it in **Recitals 2.**

Section 1.14 **"Software Platform"** has the meaning ascribed to it in **Recitals 1.**

Section 1.15 **"TableMAX Platform"** has the meaning ascribed to it in **Recitals 1.**

Section 1.16 **"Term"** has the meaning ascribed to it in **Section 7.1.**

Section 1.17 **"Worldwide Territory"** means multiplayer video gaming devices for the gaming industry worldwide, except the Caribbean Territory.

Section 1.18 **"Trade Secret"** has the meaning ascribed to it in **Section 6.1.**

Section 2 License

Section 2.1 *License to Develop Software for the TableMAX Platform.* Subject to the terms of this Agreement, including termination as provided for in this Agreement, Licensor hereby grants to Licensee a

perpetual, exclusive royalty-free license to practice the Patents and exploit Licensor's IP Rights in the TableMAX Platform within the Worldwide Territory solely and exclusively in order to develop multimedia and other software programs for the TableMAX Platform, and use, copy, market, lease, sell, or otherwise distribute such software programs within the Worldwide Territory. For the avoidance of any doubt, Licensee will retain all IP Rights in any software it independently develops pursuant to the license granted in this **Section 2.1** and may sublicense the rights granted to it in under this **Section 2.1** to others.

Section 3 Other Covenants

Section 3.1 *Compliance.* Each party shall faithfully comply with its obligations under this Agreement and shall incorporate the terms, conditions, obligations, and restrictions required by this Agreement in contracts with third parties, including, but not limited to, all sublicense agreements entered into by such party with any third party.

Section 4 Representations and Warranties

Section 4.1 *Organization; Validity.* Each party represents and warrants to the other party that (i) it is a corporation duly organized and in good standing under the laws of its jurisdiction of incorporation; (ii) it has the necessary corporate and other power and authority to enter into and perform under this Agreement; (iii) that entry into and that performance under this Agreement shall contravene no rights or entitlements of, nor constitute the breach, of any obligations to, third parties; (iv) that it has taken all actions required under the laws under which it is incorporated and by its by-laws, operating agreement, articles or shareholder agreements in order for this Agreement to be a legally binding obligation; and (v) that this Agreement is valid and enforceable in accordance with its terms, except as may be limited by the laws of bankruptcy, insolvency or similar laws.

Section 4.2 *Licensor's Intellectual Property.* Licensor represents and warrants to Licensee as of the Effective Date that to the best of its knowledge (without having conducted or taken on any obligation to conduct any investigation or diligence) and belief, and except for the rights and licenses otherwise described in this Agreement:

Section 4.2.1 Licensor is the sole and exclusive owner of the Software Platform and Patents in the Worldwide Territory.

Section 4.2.2 There are no liens, mortgages, licenses, or other encumbrances of any kind whatsoever, recorded or unrecorded, actual or contingent, on or applicable to the Software Platform and Patents.

Section 4.2.3 Notwithstanding anything to the contrary in this Agreement, Licensor does not represent or warrant that any of its unpatented, undocumented, or unprotected technical information or IP Rights in the TableMAX Platform will be free of claims of infringement of the intellectual or proprietary rights of any third party, and Licensor shall have no liability arising out of such IP Rights, in connection with, or as a result of this Agreement, whether on warranty, contract, negligence or otherwise.

Section 5 Indemnification

Section 5.1 *Indemnification by Licensor.* Licensor shall indemnify Licensee and its customers, employees, agents, affiliates, and sublicensees for, and hold them harmless from, any loss, expense (including reasonable attorney's fees), damage or liability arising out of any award or recovery finally assessed by a court of competent jurisdiction and specifically resulting from:

Section 5.1.1 Licensor's breach of any of its representations and warranties in **Section 4**, but only if it is finally determined that Licensor breached such representation or warranty.

Section 5.2 *Indemnification by Licensee.* Licensee shall indemnify Licensor and its customers, employees, agents, affiliates, and sublicensees for, and hold them harmless from, any loss, expense (including reasonable attorney's fees), damage or liability arising out of any award or recovery finally assessed by a court of competent jurisdiction and specifically resulting from:

Section 5.2.1 Licensee's use, copy, marketing, leasing, selling, and/or other distribution of any software programs developed pursuant to the license granted in **Section 2.1** within the Worldwide Territory.

Section 5.2.2 Licensee's breach of any of its representations and warranties in **Section 4**, but only if it is finally determined that Licensee breached such representation or warranty.

Section 5.3 *Procedure for Indemnification.* In the event any claim is made upon either Licensor as described in **Section 5.1** or upon Licensee as described in **Section 5.2**, the party to be indemnified (the "**Indemnitee**") shall immediately notify the indemnifying party (the "**Indemnitor**"). The Indemnitor shall have the right to control the defense of such claim with counsel of its choice and shall bear all cost and expense of such defense. The Indemnitee shall allow the Indemnitor to control the defense of such claims, shall cooperate as reasonably necessary in the defense of any such claim at the expense of the Indemnitor, and may participate in the defense with counsel of its choice at Indemnitee's cost. If the Indemnitor fails to vigorously defend Indemnitee, Indemnitee may assume such defense with counsel of its own choice, but may not in any event settle, adjust, compromise, or accept any liability or obligation on behalf of Indemnitor.

Section 6 Nondisclosure

Section 6.1 *Confidential Information.* As used in this Agreement, the term "**Confidential Information**" means any and all technical or business information furnished in whatever form or medium, disclosed by any party to any other party, including, but not limited to development plans, implementation plans, financial information and projections, financing plans, business plans, software, marketing information, and/or other similar material, information that constitutes a "**Trade Secret**" as defined under the California Uniform Trade Secrets Act, and any other information that the disclosing party states in writing to the receiving party that such information is to be considered confidential or proprietary in nature.

Section 6.2 *Covenant Not to Disclose.* Each party agrees to keep confidential all Confidential Information it receives from a disclosing party for the Term and for a period of five years following the termination of this Agreement, unless otherwise agreed to in writing by the disclosing party. All Confidential Information will be held and protected by the receiving party in confidence and will be used and disclosed by the receiving party only as required to render performance or to exercise rights and remedies under this Agreement and in strict compliance with the terms of this **Section 6.2**. In the event of any disclosure or loss of, or inability to account for any material Confidential Information of the disclosing party, or any reasonable belief that such Confidential Information otherwise has been compromised, the receiving party will promptly, at its own expense: (i) notify the disclosing party in writing, (ii) take such actions as may be necessary or reasonably requested by the disclosing party to minimize any violation of the terms of this **Section 6.2** and comply with any applicable laws; and (iii) cooperate in all reasonable respects with the disclosing party to minimize any violation and any damage resulting therefrom.

Section 6.3 *Exclusions.* Notwithstanding the foregoing, a receiving party shall have no obligation pursuant to this Agreement regarding information which:

Section 6.3.1 is independently developed by the receiving party, provided that such development was accomplished by or on behalf of the receiving party without the use of or any reference to the disclosing party's Confidential Information;

Section 6.3.2 becomes known to the receiving party through a third party who is under no obligation of confidence to the disclosing party and who is lawfully possessing and lawfully entitled to disclosed such Confidential Information;

Section 6.3.3 is or becomes part of the public domain other than as a result of unauthorized disclosure by the receiving party or by persons or entities to whom the receiving party has made the information available;

Section 6.3.4 is disclosed with the disclosing party's prior written approval; or

Section 6.3.5 as provided for in **Section 6.6** and **Section 6.7**.

Section 6.4 *Standard of Care.* Each party shall use at least the same degree of care to safeguard and to prevent disclosing to third parties the Confidential Information of the other as it employs to avoid unauthorized disclosure or publication of its own information (or information of its customers) of a similar nature, and in any event, no less than reasonable care.

Section 6.5 *Title to and Disclosure of Confidential Information.* Each party's Confidential Information will remain the property of such party, and nothing in this **Section 6** or any access thereto pursuant to this Agreement grants or confers any ownership rights in or license to any of such Confidential Information to any other party. No party shall acquire any right in or assert any lien against the Confidential Information of any other party. Nothing contained in this **Section 6** will be construed as obligating a party to disclose any Confidential Information to any other party.

Section 6.6 *Permitted Disclosures.* Each party may disclose relevant aspects of the disclosing party's Confidential Information to its employees, affiliates, legal representatives, accountants, tax advisors, subcontractors and agents on a need-to-know basis; *provided, however*, that such party shall use reasonable efforts to ensure that such employees, affiliates, legal representatives, accountants, tax advisors, subcontractors or agents comply with the confidentiality provisions set forth in this Agreement. Each receiving party will be responsible for any improper disclosure of Confidential Information by such party's employees, affiliates, legal representatives, accountants, tax advisors, subcontractors or agents.

Section 6.7 *Required Disclosures.* Each party may disclose Confidential Information required to be disclosed by law, judicial or arbitration process, or by governmental authorities, provided that the receiving party: (i) promptly notifies the disclosing party of the terms and the circumstances of that request; (ii) consults with the disclosing party, and cooperates with the disclosing party's reasonable requests to resist or narrow that request; (iii) furnishes only information that, according to written advice (which need not be a legal opinion) of its legal counsel, it is legally compelled to disclose; and (iv) uses reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded the information disclosed.

Section 6.8 *Return of Confidential Information.* No party may withhold the Confidential Information of any disclosing party or refuse for any reason (including due to any disclosing party's actual or alleged breach of this Agreement) to promptly return to the disclosing party its Confidential Information (including copies thereof) if requested to do so. Upon expiration or any termination of this Agreement, each party shall (except as otherwise provided in this Agreement) return or destroy, as the disclosing party may direct, all documentation in any medium that contains or refers to the disclosing party's Confidential Information, and retain no copies.

Section 7 Term and Termination

Section 7.1 *Initial Term and Term.* This Agreement will be effective as of the Effective Date and will remain in effect through January 31, 2015 subject to earlier termination as provided for in this Agreement (the "**Initial Term**"). Unless terminated by either party by 60 days written notice to the other party prior to the end of the Initial Term or any additional Term, this Agreement shall automatically renew for additional one year terms (the Initial Term, together with any additional terms, the "**Term**").

Section 7.2 *Termination.* This Agreement may be terminated with written notice to the other party, such termination to be effective 30 days after delivery of such written notice:

Section 7.2.1 By either party in the event of a material breach by the other party of a material provision of this Agreement, which is not cured within 60 days after written notice thereof to the other party;

Section 7.2.2 By either party in the event the other party materially breaches any of its covenants set forth in **Section 3**, and such breach is not cured within 60 days after written notice thereof to the other party; or

Section 7.2.3 By Crimson Multimedia, Inc. or Licensor in the event of a breach of a payment obligation by TableMax Holdings, LLC ("TMH"), or any assignee of TMH, as assignee of Crimson Multimedia, Inc., to Crimson Multimedia, Inc. related to the sale of the software development rights granted pursuant to that certain Purchase and Sale Agreement dated December 27, 2007 (including any cash payment or payments under any promissory note financing such purchase), which is not cured within 15 days of the date such payment was due, regardless of whether TMH has received any notice of such non-payment.

Section 7.3 *Effect of Termination.* In the event of any termination of this Agreement:

Section 7.3.1 The license granted in **Section 2** shall terminate, and the licensee and all of its sublicensees shall promptly discontinue all further development of software programs for the TableMAX Platform;

Section 7.3.2 No party shall further use or distribute the Confidential Information of any other party, and each party shall return all Confidential Information to the party that provided it with such Confidential Information; and

Section 7.3.3 The Licensor may, in its sole discretion, step into the place of Licensee and act on the Licensee's behalf for purposes of any agreement between Licensee and any third party related to the license granted in **Section 2.**

Section 7.4 *Termination Not Sole Remedy.* Notwithstanding the foregoing, no party is limited from requiring the performance and compliance described hereunder, and to seek appropriate remedies at equity and at law, including monetary damages, for any breach of the terms of this Agreement. However, in no event will any party be liable to any other party for consequential damages or the loss of anticipated profits arising from any breach of this Agreement.

Section 7.5 *Election Not to Terminate.* Any party entitled to terminate this Agreement under this **Section 7** may elect, within 15 days of delivering any notice of termination, not to terminate the Agreement and waive compliance with the provision that triggered the right of such party to terminate this Agreement by delivering written notice of such election to the party in breach of such provision.

Section 8 General Provisions

Section 8.1 *Entire Agreement; Amendment.* This Agreement, including Exhibits hereto, states the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the parties hereto concerning the subject matter hereof. No amendment or modification of this Agreement shall be made except by an instrument in writing signed by the parties.

Section 8.2 *Independent Parties.* Each party hereto is a separate legal entity, and nothing in this Agreement shall be deemed to place the parties in the relationship of employer-employee, principal-agent, partners, or joint venturers.

Section 8.3 *Governing Law; Consent to Jurisdiction.* This Agreement shall be governed and interpreted in accordance with the substantive laws of the State of South Carolina. The parties agree that any dispute arising under this Agreement shall be resolved in the state or federal courts within the County of Oconee, State of South Carolina, and the parties expressly consent to jurisdiction therein.

Section 8.4 *Equitable Relief.* The parties acknowledge that the performance of each party's obligations hereunder and the rights and licenses granted hereunder are of a special, unique, unusual, extraordinary, and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, that a material breach by any party of this Agreement will cause the other party great and irreparable injury and damage and, therefore, that each party shall be entitled to injunctive relief to prevent such injury and damage.

Section 8.5 *Assignment.* This Agreement may be assigned in whole or in part by any party without consent of the other party.

Section 8.6 *Notices.* All notices required or permitted under this Agreement shall be delivered by hand, by facsimile, or registered mail to the addresses listed below, along with the copies as designated.

In the case of Licensor, to:

Mr. Jamey Kennedy
Vegas Amusement, Inc.
PO Box 11
Mountain Rest, South Carolina 29664

with a copy of all notices sent to:

Mr. Lloyd Farr
Nelson Mullins Riley & Scarborough LLP
Atlantic Station
201 17th Street, NW
Suite 1700
Atlanta, Georgia 30363

In the case of Licensee, to:

Mr. Jamey Kennedy
Crimson Multimedia, Inc.
PO Box 1191
Clemson, South Carolina 29633

with a copy of all notices sent to:

Mr. Lloyd Farr
Nelson Mullins Riley & Scarborough LLP
Atlantic Station
201 17th Street, NW
Suite 1700
Atlanta, Georgia 30363

Section 8.7 *Waiver.* Unless expressly provided in this Agreement, (i) no failure to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude the exercise of any other right, power, or privileged (hereunder or otherwise), (ii) no waiver of any breach of this Agreement or any other agreement between any party shall be deemed to be a waiver of any preceding or succeeding breach of the same or other agreement, and (iii) no extension of time of performance of any obligations or other acts hereunder or under any other agreement between any party shall be deemed to be an extension of time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or in equity, that they may have against each other.

Section 8.8 *Severability.* The provisions of this Agreement are severable and the unenforceability of any provision of this Agreement shall not affect the Agreement's enforceability or any other provision hereof. In addition, in the event that any provision of this Agreement (or portion thereof) is determined by a court to be unenforceable as drafted, the parties acknowledge that it is their intention that such provision (or portion thereof) shall be construed in a manner designed to effectuate the purposes of such provision to the maximum extent enforceable under applicable law.

Section 8.9 *Survival.* The provisions of **Section 1, Section 4, Section 5, Section 6**, and **Section 8** shall survive any termination of this Agreement.

Section 8.10 *Headings.* The headings of the articles and sections of this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 8.11 *Counterparts.* This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instruments.

[*Signatures are on the following page*]

IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement as of the date first above written.

Vegas Amusement, Inc., a South Carolina corporation	**Crimson Multimedia, Inc.,** a South Carolina corporation
By: ________________________	By: ________________________
Name: Jamey Kennedy	Name: Jamey Kennedy
Title: ________________________	Title: President

Exhibit A

Patents

TableMAX Patents/ Patents Pending

Filing Date	Country	Patent Title	Number
6-Oct-95	USA	Multiplayer Interactive Video Gaming Device	5,688,174
14-Sep-98	USA	Video Gaming Device and Communication System	6,921,337
14-Sep-98	USA	Video Gaming Device and Communication System	7,201,661
6-Oct-95	USA	Multiplayer Interactive Video Gaming Device	10/354,174
6-Oct-95	USA	Multiplayer Interactive Video Gaming Device	11/063,251
6-Oct-95	USA	Multiplayer Interactive Video Gaming Device	11/930,948
6.30.1997	USA	Multiplayer Interactive Video Gaming Device	11/350,255
6.30.1997	USA	Multiplayer Interactive Video Gaming Device	11/930,995
6.30.1997	USA	Multiplayer Interactive Video Gaming Device	11/931,073
14-Sep-98	USA	Video Gaming Device and Communication System	11/189,016
14-Sep-98	USA	Video Gaming Device and Communication System	11/350,255
14-Sep-98	USA	Video Gaming Device and Communication System	11/783,103
20.06.1996	Namibia	Multiplayer Interactive Video Gaming Device	96/0047
6.29.1998	Australia	Multiplayer Interactive Video Gaming Device	757540
14.09.1998	Australia	Video Gaming Device & Communication System	771182
2.08.2000	Australia	Video Lottery Terminal Operation	780493
7.08.1998	Australia	Apparatus for Playing a Card Game	753,457
8.01.2001	New Zealand	Video Lottery Terminal Operation	520,773
9.14.2001	South Africa	Method of and Apparatus for Playing a Card Game	2001/7578
7.10.2003	South Africa	Method and Apparatus for Playing a Card Game	2003/7812
2.08.2000	South Africa	Method of and Apparatus for Operating a VLT	2002/6604
2.08.2000	South Africa	Video Lottery Terminal Operation	2002/6282
6.30.1997	South Africa	Multiplayer Interactive Video Gaming Device	97/8929
14.09.1998	South Africa	Video Gaming Device & Communication System	2001/3039
19.08.1997	South Africa	Multiplayer Interactive Video Gaming Device	97/7451
4.15.1999	South Africa	Multiplayer Game Design	A99/0350